Exhibit 10.1

RECORD No. 3.974/2005

AMENDMENT AND RESTATED

SPECIAL OPERATION CONTRACT FOR THE EXPLORATION

AND EXPLOITATION OF HYDROCARBON FIELDS

FELL BLOCK AREA

TWELFTH REGION OF MAGALLANES AND CHILEAN ANTACTICA
TERRITORY

GOVERNMENT OF CHILE

AND

GEOPARK CHILE LIMITED

In the city of Santiago, Republic of Chile, on this seventeenth day of May two thousand and five, before me, FERNANDO ALZATE CLARO, lawyer, deputy notary public to ANTONIETA MENDOZA ESCALAS, Lawyer and Notary Public in charge of the Sixteenth Notary Office and Mines Custody Department of Santiago, domiciled at San Sebastián two thousand seven hundred and fifty, Las Condes, Santiago, appear: Mr. ALFONSO DULANTO RENCORET, Chilean, married, industrial civil engineer, holder of identity card number four million four hundred sixty-four thousand eight hundred and sixty-one hyphen K, acting in his capacity as MINISTER OF MINING, whose appointment is evidenced under Decree number cero nine issued by the Ministry of Internal Affairs on the seventh day of January, two thousand and two (the appointment is not transcribed herein since it is known by the parties) and appears on behalf of the GOVERNMENT OF CHILE (hereinafter, the “Government”), both domiciled at Teatinos one hundred and twenty, ninth floor, Santiago, and GEOPARK CHILE LIMITED (hereinafter, “GEOPARK”), an entity of private ownership organized and existing under the laws of Bermudas, domiciled at Milner House, eighteen Parliament Street, Hamilton, Bermuda, represented hereupon by Mr. PEDRO ENRIQUE AYLWIN CHIORRINI, Chilean, married, lawyer, holder of identity card number eight million three hundred three thousand four hundred and twenty hyphen three, domiciled in this city at Avenida Isidora Goyenechea three thousand one hundred and sixty-two, office eight hundred and one, Las Condes, and EMPRESA NACIONAL DEL PETROLEO, an state owned entity, hereinafter, “ENAP” represented hereupon by Mr. ENRIQUE DAVILA ALVEAL, Chilean, married, economist, holder of identity card number five million twenty-two thousand eight hundred and twenty hyphen three, both domiciled in Santiago, at Vitacura two thousand six hundred thirty-six, tenth floor, Las Condes, Santiago, hereinafter jointly as “the Contractor” or “the Contractors”. The Government and Contractors are sometimes jointly referred to as the “Parties” and individually as the “Party”; all appearing parties are of legal age, show proof of identity on the basis of the above-mentioned documents, and further state: Recitals: ONE) According to the requirements, terms and conditions set forth in Executive Order number five issued on the ninth day of January, one thousand nine hundred and ninety-seven by the Ministry of Mining, published in the Official Gazette number thirty-five thousand seven hundred and fifteen on the thirteenth day of March, one thousand nine hundred and ninety-seven, the Government of Chile and Contractor, formed by the ENAP partners and Cordex Petroleums, Inc., entered into a Special Contract for the Exploration and Exploitation of Hydrocarbon Fields, Fell Block Area, Twelfth Region of Magallanes and Chilean Antarctica Territory (hereinafter, the “Special Operation Contract” or the “Contract” or the “CEOP Fell Block”) under notarized document granted before the Notary Public of Santiago, Mr. José Musalem Saffie, on the twenty-ninth of April, one thousand nine hundred and ninety-seven. The Contract was later clarified and complemented under notarized document issued on the second day of July, one thousand nine hundred and ninety-seven before Mr. Martín Vásquez Cordero, Deputy Notary Public of the Notary Office in charge of Mr. José Musalem Saffie. The above-mentioned contract, together with the stated clarifications and amendments, was approved by Resolution number ten issued on the fourteenth day of July, one thousand nine hundred and ninety-seven, by the Ministry of Mining, and became effective on August, one thousand nine hundred and ninety-seven under the provisions of Article One, subsection One.Sixteen of the Contract, as evidenced in the notice sent by regular Official Letter number three hundred and eighty-five of the same date. TWO) According to the authorization given by the Ministry of Mining, Contractor’s Partner, Cordex Petroleums Inc., assigned in favor of Gener S.A. all its rights on the Contract, as evidenced under the notarized Ratification issued on the eighteenth day of August, one thousand nine hundred and ninety-seven by Gener S.A. and ENAP before Mr. Alberto Herman Montauban, Deputy Notary Public of the Notary Office in charge of Mr. Humberto Santelices Narducci, entitled “Notarized Declaration and Acceptance of Obligations under the Special Operation Contract for the Exploration and Exploitation of Hydrocarbon Fields — Fell Block Area - Twelfth Region of Magallanes and Chilean Antarctica Territory”. According to this assignment, the interest held by Gener S.A. and ENAP in the referred to contract, was distributed in fifty-five per cent to Gener S.A. and forty-five per cent to ENAP, keeping the latter its capacity as the Contract Operator. THREE) Afterwards, on the twelfth day of June, two thousand and two, Gener S.A. assigned in favor of GEOPARK all its rights on the contract identified in clause One above, as evidenced under the document “Assignment of Rights under the Special Operation Contract for the Exploration and Exploitation of Hydrocarbon Fields of the Fell Block/SPOC/ and the Joint Operation Contract /JOA/.” ENAP’s consent, as Contractor’s Partner, was given under letter number one thousand six hundred and twenty-one issued on the twenty-second day of August, two thousand and two, and under letter number one thousand seven hundred and eighty-three, issued on the thirtieth day of August, two thousand and two. Under this assignment, GEOPARK and ENAP’s interest in the referred to contract was distributed in forty-five per cent to ENAP and fifty-five per cent to GEOPARK. The above-mentioned assignment was authorized by the Ministry of Mining under official letters number four hundred and thirty-six, four hundred and thirty-seven and four hundred and thirty-eight, all of them issued on the twenty-fourth day of September, two thousand and two, and addressed to ENAP, AES Gener S.A. and GEOPARK, respectively. The stated assignment of rights was executed under notarized document issued on the fifth day of November, two thousand and two, by Gener S.A., ENAP and GEOPARK, before the Notary Public of Santiago, Mrs. Antonieta Mendoza Escalas, entitled “Declaration and Acceptance of Obligations under the Special Operation Contract for the Exploration and Exploitation of Hydrocarbon Fields — Fell Block Area — Twelfth Region of Magallanes and Chilean Antarctica Territory”. FOUR) The Special Operation Contract indicated in the previous clause was modified as follows: a) extension of the term of the Second Exploration Period from one and a half Contractual Year to two Contractual Years; b) extension of the term of the Third Exploration Period from one Contractual Year to three and a half Contractual Years. FIVE) On the twenty-third day of April, two thousand and four ENAP and GEOPARK requested from the Ministry a modification to the Contract related to the “Contract Area”; “Contractual Terms”; “Work Schedule and Commitment of Guaranteed Reimbursement”; “Guarantees”; “Area Restitutions”; and “Contractor’s Compensation per Field”. SIX) The Ministry of Mining, by means of regular Official Letter number three hundred and thirty-eight issued on the thirtieth day of June, two thousand and four informed Contractor its decision to accept the proposal regarding the modification of the Special Operation Contract - Fell Block Area - with remarks. SEVEN) Due to the remarks stated by the Ministry of Mining in regular Official Letter number three hundred and thirty-eight issued on the thirtieth day of June, two thousand and four, dated twenty-first of July of two thousand and four, ENAP and GEOPARK submitted to the Ministry of Mining a counterproposal regarding Guarantees, Area Restitutions and Contractor’s Compensation per Field in response to said Official Letter. EIGHT)  The Ministry of Mining by means of regular Official Letter number four hundred and eighty-one issued on the twenty-fifth day of August, two thousand and four informed Contractor that after having analyzed the records and the counterproposal submitted in response to the Official Letter of said Ministry, deems it fair to accept the modifications suggested by Contractor of the Special Operation Contract - Fell Block Area - in the terms described in the abovementioned Official Letter. Therefore, it authorizes to proceed with said modifications in the legal documents governing the Special Operation Contract - Fell Block Area. NINE) The President of the Republic, by means of Executive Order number sixty-two issued on the twenty-sixth day of August, two thousand and four by the Ministry of Mining and published in the Official Gazette on the thirteen day of January, two thousand and five, whose text is included in ANNEX ONE hereof, has modified certain requirements, terms and conditions to which the Special Operation Contract must be subject accepting Contactors’ submission dated twenty-third of April of the year two thousand and four whose text is included in ANNEX TWO hereof. Before the pronouncement of said Executive Order, the National Committee for Energy by means of regular Official Letter number eight hundred and twelve issued on the sixteenth day of June, two thousand and four, and regular Official Letter number one thousand seventeen issued on the sixteenth day of August, two thousand and four, issued a favorable report regarding the modification of the Special Contract whose texts are attached hereto as ANNEX THREE and ANNEX FOUR. The Department of Frontiers and Boundaries of the State by means of regular Official Letter number one thousand one hundred and five issued on the twenty-second day of July, two thousand and four, stated that no remarks were made regarding the modifications suggested whose text is included in ANNEX FIVE hereof. In Accordance with said Executive Order, the National Oil Company, ENAP and GEOPARK CHILE LIMITED are recognized as the current Parties associated to the GOVERNMENT OF CHILE in the Special Operation Contract - Fell Block Area; the Contract Area is modified; the term of the Exploration Stage is extended to fourteen years from the Contract Effective Date; Contractors’ Compensation is modified; and notwithstanding the fact of observing the terms, requirements and conditions of the Contract, the preparation of a consolidated text of the Contract is ordered. This text shall include all the stipulations necessary and leading to ensure the true and appropriate performance of the Contract and the entire harmony and concordance of all the clauses and commitments with those terms, conditions or requirements which were modified by said Order. TEN) Contractor has completely fulfilled - and to the Chilean Government’s full satisfaction — all the works committed and the obligations derived from this Contract until the Third Exploration Period including among others the obligations related to the area restitution in relation to the Original Area and the guarantees to comply with the faithful performance of the exploratory works. Besides, it is hereby stated that there are no pending debts of whichever nature between the Government of Chile and Contractor until the end of the Third Exploration Period. ELEVEN) Considering all the modifications made to the Special Operation Contract up to date and taking into account that section three of Executive Order number sixty-two issued on the twenty-sixth day of August, two thousand and four by the Ministry of Mining sets forth that it is necessary to prepare a consolidated text of the Contract including all the stipulations necessary and leading to ensure the true and appropriate performance of the Contract and the entire harmony and concordance of all the clauses and commitments with those terms, conditions or requirements which were modified by said Order, the Parties agree to have a consolidated text of the Special Operation Contract - Fell Block Area - in order to show the changes indicated above and which text is the following:

ONE. ARTICLE ONE. DEFINITIONS. The following terms used in this Contract shall have the meaning ascribed below: One.One. Complementary Activities. All activities required for the proper performance of Oil Operations including, but not limited to construction of camps, offices, warehouses, telephone or telegraphic lines, docks, wharfs, landing fields and similar works. One.Two. Evaluation Activities. All Exploration Operations carried out by Contractor in the vicinity of a Hydrocarbon Discovery to appraise the total area and importance of the discovery including, but not limited to extension or appraisal wells, detailed seismic lines; geological, geochemical, gravimetric and magnetic studies; interpretation of well logs, formation tests and other data obtained from the drilling of said wells. One.Three. Calendar Year. A period of twelve consecutive months commencing on January the first (included) and ending on December the thirty-first (included). One.Four. Contractual Year. A period of three hundred and sixty-five days or three hundred and sixty-six calendar days —in case of a leap year— from the Effective Date. One.Five. Contract Area. The Area modified by Executive Order Number Sixty-two issued by the Ministry of Mining on the twenty-sixth day of August, two thousand and four, the drawing, surface and coordinates of which are attached to this Contract as ANNEX SIX, or the part of it kept by Contractor after each area restitution as referred to in Article Five. One.Six. Original Contract Area. The area under the Contract before any reduction, as described and delimited in Article Three of Executive Order Number Five, issued by the

Ministry of Mining on the ninth day of January, one thousand nine hundred and ninety-seven, the drawing, surface and coordinates of which are attached to this Contract as ANNEX SEVEN. One.Seven. Field Exploitation Area. The territorial area of each Commercially Exploitable Field, which limits, as established by the Coordination Committee, will match the extension determined by the vertical projection of the corresponding water-Hydrocarbon contact, or by other economic limiting factor of the subsoil accumulation plus a Protection Halation. If the economic limit of an accumulation is not due to the water-Hydrocarbon contact but the thinness or disappearance of the retaining rock, the limit of the Exploitation Area, as established by the Coordination Committee, shall be the vertical projection on surface of a line registering that condition, plus a Protection Halation. One.Eight. Oil Barrel. It means a measurement unit or amount for oil and oil products equal to zero point one million five hundred and eighty-nine thousand eight hundred and seventy-three cubic meters at a temperature of sixty degrees Fahrenheit. One.Nine. Coordination Committee. The Committee stated in Article Ten. One.Ten. Contractor. GEOPARK CHILE LIMITED — GEOPARK, having an interest of one hundred per cent, and its legal successors or authorized assignees. Each of these persons may be referred to as Contractor’s Partner. One.Eleven. Hydrocarbon Discovery. Discovery of a Hydrocarbon accumulation during a Test Boring drilling. One.Twelve. Area Restitution. Reductions of the Contract Area as referred to in Article Five. One.Thirteen. Decree-Law One Thousand Eighty-nine. Decree-Law number one thousand eighty-nine dated nineteen seventy-five, as amended as of the Effective Date. One.Fourteen. Measurement Station. Facility or facilities located at or close to each Field Exploitation Area to measure the total production of Oil and/or Gas of that area, in order to determine the Oil and/or Gas Monthly Average Production per Day of that Field Exploitation Area. One.Fifteen. Discovery Date. This is the date when drilling equipment stops working in a Test Boring that has lead to a Hydrocarbon Discovery. One.Sixteen. Effective Date. The date when the Minister of Mining notifies Contractor that the resolution approving this Contract has been fully filed; that is, August twenty-five, one thousand nine hundred and ninety-seven. The terms and conditions of this Contract shall be applicable as from this date. One.Seventeen. Contract Date. The date when the notarized document of this Contract is signed. One.Eighteen. Force Majeure. The events beyond the control of any of the Parties that prevent any of them from performing the obligations or meeting the conditions set forth in this Contract in whole or in part including, but not limited to Acts of God, earthquakes, storms, fire, strikes and/or labor disturbances, floods, laws, regulations or orders issued by any government or governmental agents or entities having, at any time, de facto or de jure control on any of the Parties or on the Contract Area, acts of war or conditions attributable to a war, whether declared or not, riots, civil disorders and any other events that cannot be anticipated nor avoided by the Parties, similar to or different from those stated herein. One.Nineteen. Gas or Natural Gas or Gaseous Hydrocarbons. Hydrocarbons which, under normal pressure and temperature conditions at the sea level, are in gaseous state in the place where the measurement is taken. The definition includes “non-associated gas” coming from a reservoir without or with little amount of Liquid Hydrocarbons, as well as the “associated gas” coming from the gas cap of a reservoir of Liquid Hydrocarbons or produced by mixing them. One.Twenty. Marketable Gas. The Gas produced and recovered as referred to in Clause Seven.Two.One. One.Twenty-one. Protection Halation. The Protection Halation is an integral part of the Field Exploitation Area and it represents the area delimited by the projection of the economic limit of accumulation in surface, and a parallel line circumscribing it at a distance of five kilometers. One.Twenty-two. Hydrocarbons. Organic substances composed of hydrogen and carbon. One.Twenty-three. Oil Terminal Facilities. Facilities located at the final exit point of the Oil Pipeline, in the Strait of Magellan (Estrecho de Magallanes) in a place to be agreed by the Parties through the Coordination Committee, to receive and prepare the Oil to be delivered to the Parties including, but not limited to equipment to take volumetric measurements, make temperature adjustments, determinations of sediment contents and other measurements, mooring for tank vessels, Oil loading and offloading equipment, storage tanks, security and control equipment for the terminal and navigation and port facilities. One.Twenty-four. Minister. The Minister of Mining. One.Twenty-five. Oil Pipeline. The main pipeline that carries the Oil to the Oil Terminal Facilities from a starting point located in or close to the Contract Area including, but not limited to measurement devices connected to the pipeline, minor pipelines, pumping stations, communication system, access and maintenance roads, and any other installation required and necessary for the uninterrupted and quick transportation of Oil. Contractor may build one or more Oil Pipelines. One.Twenty-six. Exploration Operations. All works carried out by Contractor himself or by subcontractors to determine the existence of Hydrocarbons or to evaluate a Hydrocarbon Discovery within the Contract Area. Regardless of whether the works are carried out in Chile or abroad, they shall include, without any restriction, geological and geophysical research, studies and measurements, data processing and evaluation, and related technical activities, such as Test Borings, appraisal wells, tests, sampling, coring and logging of Test Borings and appraisal wells located within the Contract Area. The expression “Exploration Operations” wherever used in the Contract, shall be deemed to include the Complementary Activities defined in One.One. One.Twenty-seven. Exploitation Operations. All activities related to the development and exploitation of fields, and the production, transportation, storage and delivery of Hydrocarbons. These operations include, but not limited to wells drilling, tests and completion, facilities to separate Liquid from Gaseous Hydrocarbons, transportation of Hydrocarbons, piping systems and storage facilities, as well as operations involving Gas or water re-injection, all those related to this Contract. The expression “Exploitation Operations” wherever used in this Contract shall be deemed to include the Complementary Activities defined in One.One. One-Twenty-eight. Oil Operations. All Exploration and Exploitation Operations. One.Twenty-nine. Contractor’s Partner. Each of the Parties that jointly act as the Contractor. One.Thirty. Oil or Liquid Hydrocarbons. Those Hydrocarbons that, under normal pressure and temperature conditions at the sea level, are in liquid state in the place where the measurement is taken. This definition includes condensate consisting of Liquid Hydrocarbons obtained from separation by cooling Gas or by other means. One.Thirty-one. Pre-existing Wells. Oil and Natural Gas wells existing in the Contract Area as of the Contract Date and that may have marginal Hydrocarbon reserves that are not being exploited. One.Thirty-two. Maximum Efficient Production. The maximum sustained daily Oil or Gas production of a field that enables to reach an optimum development and final recovery of the field from the technical-financial point of view, according to practices internationally accepted in the oil industry. One.Thirty-three. Maximum Production per Well. The maximum daily production rate at which the Hydrocarbons of a certain well can be produced in an Oil and Gas field, according to practices internationally accepted in the oil industry. One.Thirty-four. Average Monthly

Production per Day. The Oil or Gas volume resulting from dividing the total Oil or Gas production of a certain calendar month by the number of days of that month. One.Thirty-five. Production Start-up. Time at which the sustained production of Hydrocarbons of a field begins. One.Thirty-six. Point of Delivery, Control and Final Measurement of the Oil. The place located at the outlet of the Oil Terminal Facilities where the final measurements of produced, recovered and unused Oil in Oil Operations shall take place, and where the Parties shall take possession, assume the risks of loss, and separately dispose of the Oil to which they are entitled under this Contract. One.Thirty-seven. Point of Delivery, Control and Final Measurement of the Gas. The place where the equipment and the appropriate installations are located to take all volumetric measurements, make temperature and pressure fits, and other measurements to establish the net volume of the Marketable Gas produced in the Contract Area. One.Thirty-eight. Compensation. The compensation earned by Contractor according to the provisions of Article Eight. One.Thirty-nine. Collection System. The whole set of pipes, pumping stations, compressors, storage tanks, delivery systems, roads and other necessary and/or useful installations or any other means, including their design, equipment, construction and maintenance which are required to collect and transport the Oil to the inlet of the Oil Pipeline, in the case of Oil, and to the Point of Delivery, Control and Final Measurement of the Gas, in the case of Gas. One.Forty. Test Boring. A well drilled to find Hydrocarbons in geological features which were still not proven to be productive or in non-tested territories or in virgin areas unknown to be productive. However, any well drilled to evaluate a Hydrocarbon Discovery shall not be considered a Test Boring in order to perform the minimum drilling obligations set forth in this Contract. For the purposes of Articles Four.Two and Four.Three, the Test Boring shall be considered drilled once it has reached the economic base or a productive horizon or the programmed depth. However, a Test Boring shall also be considered drilled once adverse drilling conditions including, but not limited to an impenetrable zone, overpressure or excessive geothermal gradient, indicate that the drilling operations shall be completed in accordance with standards generally accepted in the international oil industry. In this case, Contractor shall obtain the authorization of the Coordination Committee to complete the drilling operations, and the Coordination Committee shall enter a decision within a period not to exceed forty-eight hours, after the request made by Contractor. If the Coordination Committee fails to enter a decision within the stated term, or no agreement is reached within the same period of time, Contractor may proceed according to Article Ten.Six. One.Forty-one. Commercially Exploitable Field. One or more natural accumulations of Hydrocarbons in the subsoil of the Contract Area in one or more individual geological features or in closely related features which, in the opinion of Contractor, may produce Oil or Gas in commercial quantities and that Contractor decides to put into production according to Article Four-Twelve. One.Forty-two. Standard Conditions. All Gas volumes are stated at a temperature of zero degrees Celsius and a pressure of one kilogram per absolute square centimeter.

TWO. ARTICLE TWO. CONTRACT SUBJECT MATTER. Two.One. Under this Contract, Contractor acquires an exclusive right to perform Exploration Operations in the Contract Area. If as a result of these operations, Contractor declares a Field to be commercially exploitable, Contractor shall be entitled to perform Exploitation Operations. Two.Two. Exploration and Exploitation Operations shall be performed by Contractor according to the terms and conditions set forth herein. Two.Three. Contractor shall assume the risks related to the Hydrocarbon exploration and shall contribute, at his own expense, with the necessary technology, capital, equipment, machinery and other investments required for the prospecting and exploration of the Contract Area and for the further development and production of fields discovered and declared by Contractor as commercially exploitable. Two.Four. Contractor shall start earning a Compensation for his services once the production of a Field Exploitation Area starts-up. Two.Five. Contractor’s Partners may appoint one of their number to act as the Operator with authority and exclusive right to perform Oil Operations. Contractor’s Partners may change the Operator from time to time, and declare that GEOPARK shall act as the Operator for all purposes of this Contract.

THREE. ARTICLE THREE. TERMS. Three.One. Notwithstanding the provisions of Article Thirteen.Three, this Contract shall be in force from the Effective Date and for an uninterrupted period of thirty-five years or while the Hydrocarbon (gas or oil) production lasts, whatever is first, unless it is terminated by any of the grounds set forth in Article Eighteen. Three.Two. This Contract shall comprise an exploration stage that involves an initial exploration stage and a complementary exploration stage. The exploration stage that corresponds to the period available for Contractor to perform the obligations set forth in Article Four herein shall not exceed fourteen contractual years from the Effective Date. In addition, this stage shall comprise an exploitation stage running from the end of the exploration stage, or a development stage of each Commercially Exploitable Field, if applicable, until the termination of this Contract. This Contract shall also include the Oil Operations referred to in Article Three.Five. Three.Three. The initial exploration stage of the Contract Area, which shall be valid for thirteen Contractual Years and nine months, shall commence on the Effective Date. In addition, this stage shall consist of: A First Exploration Period lasting one Contractual Year and Six Months; a Second Exploration Period lasting two Contractual Years; a Third Exploration Period lasting three Contractual Years and six months; a Forth Exploration Period lasting two Contractual Years and three months, and the Exploration Periods from Fifth to Seventh which shall last one Contractual Year and six months each. The complementary exploration stage, which shall be valid for one Contractual Year at the most, shall consist of the Eighth Exploration Period lasting one Contractual Year at the most. The complementary exploration stage shall end before the twenty-fifth of August, two thousand and eleven. At the end of each Exploration Period, Contractor may choose between completing the exploration stage and continuing with the next Exploration Period but, in all cases, Contractor shall complete the exploration works agreed for the Exploration Period in progress, according to Article Four. Contractor shall notify the Minister of his decision at least thirty days before the end of the Exploration Period in progress. Three.Four. Contractor shall be only authorized to proceed —from the initial exploration stage to the complementary exploration stage— if: (i) Undertakes to drill a new Test Boring in the complementary exploration stage. This condition shall be also valid if the test drilling was initiated in the initial exploration stage and is to be completed in the complementary stage; (ii) has drilled —during the initial exploration stage— a Discovering Test Boring and, at the Coordination Committee’s discretion, it is not possible to conveniently perform the Evaluation Activities in this stage. If Contractor is not authorized to continue with the complementary exploration stage due to Contractor’s failure to meet at least one of the above-mentioned conditions, the exploration stage shall terminate —if this has not occurred before— at the end of the Seventh Exploration Period of the initial exploration stage. Three.Five. If the exploration stage ends in accordance with Articles Three.Three or Three.Four above, Contractor shall have the right to keep the Contract but only for the area or areas referred to in Article Five.Five to carry out Oil Operations in that areas. Three.Six. The exploitation stage of each field shall start on the date Contractor declares it as a Commercially Exploitable Field and shall last until the termination of the Contract, according to Article Three.One.

FOUR. ARTICLE FOUR. EXPLORATION. Four.One. Contractor shall commence the Exploration Operations within six months following the Effective Date. Four.Two. Works committed during the initial exploration stage lasting thirteen Contractual Years and nine months. Four.Two.One. First Exploration Period: One Contractual Year and Six Months. During the First Exploration Period, Contractor shall perform the following exploration activities in the Contract Area: (i) Reprocess the existing seismic and aeromagnetic-related data; (ii) obtain and submit details of the wells and of the properties of the reservoirs, and set out the distributions of the reservoir features; (iii) integrate the properties of the reservoirs with the seismic process; and (iv) redesign all the data to identify prospecting and set out the parameters to obtain seismic-related information. During the performance of the works stated in this Article Four.Two.One from (i) to (iv), Contractor shall spend at least four hundred thousand United States Dollars or its equivalent in national currency. Four.Two.Two. Second Exploration Period lasting two Contractual Years. The works committed in the Second Exploration Period are as follows: (i) Recording of at least one hundred and fifty kilometers of new seismic lines; (ii) data processing using the geological parameters for amplitude methods versus distance -AVO- and inversion; (iii) interpretation and integration of the data and preparation of final maps; and (iv) economic evaluation of each regional geological feature. During the performance of the works stated in this Article Four.Two.Two from (i) to (iv), Contractor shall spend at least two million United States Dollars or its equivalent in national currency. Four.Two.Three. Third Exploration Period lasting three Contractual Years and Six Months. The works committed in the Third Exploration Period are as follows: (i) drill two Test Borings to test concepts; and (ii) analyze the results of the Test Borings, update the maps, and perform an economic reappraisal. During the performance of the works stated in this Article Four.Two.Three from (i) to (ii), Contractor shall spend at least three million United States Dollars or its equivalent in national currency. Four.Two.Four. Fourth Exploration Period: Two Contractual Years and Three Months. During the exploration program, Contractor shall perform —in the Contract Area— the activities detailed in ANNEX EIGHT of the Contract for this period. During the performance of the works stated in this Article Four.Two.Four, Contractor shall spend at least five hundred thousand United States Dollars or its equivalent in national currency. Four.Two.Five. Fifth Exploration Period: One Contractual Year and Six Months. During the exploration program, Contractor shall perform —in the Contract Area— the activities detailed in Annex Eight of the Contract for this period. During the performance of the works stated in this Article Four.Two.Five, Contractor shall spend at least five hundred thousand United States Dollars or its equivalent in national currency. Four.Two.Six. Sixth Exploration Period: One Contractual Year and Six Months. During the exploration program, Contractor shall perform —in the Contract Area— the activities detailed in Annex Eight of the Contract. During the performance of the works stated in this Article Four.Two.Six, Contractor shall spend at least one million United States Dollars or its equivalent in national currency. Four.Two.Seven. Seventh Exploration Period: One Contractual Year and Six Months. During the exploration program, Contractor shall perform —in the Contract Area— the activities detailed in Annex Eight of the Contract for this Period. During the performance of the works stated in this Article Four.Two.Seven, Contractor shall spend at least one million United States Dollars or its equivalent in national currency. Four.Three. Works committed in the complementary exploration stage lasting one Contractual Year at the most. Four.Three.One. Once Contractor has complied with the requirements stated in Article Three.Four, Contractor may continue with the complementary exploration stage to perform the Exploration Operations stated in this article. This decision shall be notified to the Minister at least thirty days before the date of termination of the Seventh Exploration Period. The minimum investment required for the performance of the works stated in this Article Four.Three.One, shall be negotiated with Contractor at this stage. Four.Four. The performance by Contractor of the works requested in any of the periods of the exploration stage stated in Articles Four.Two and Four.Three, shall discharge Contractor from the obligation to spend the minimum amount stated in those articles. Four.Five. If during one of the periods of the exploration stage, Contractor performs more works and/or activities than the minimum obligations requested by the

Minister, the extra works and borings may be credited in the next periods of the exploration stage. However, in any case no more than three consecutive periods of the exploration stage shall pass without a Test Boring being made. Four.Six. For each Exploration Period, Contractor shall furnish the Government, through the Minister, with an irrevocable bank guarantee or letter of credit issued by a bank agreed upon by the Parties. This irrevocable guarantee or letter of credit shall be issued for the amount stipulated for each exploration period in United States Dollars or its equivalent in national currency, to guarantee the faithful and timely performance of the obligations set forth herein. Four.Six.One. For the First Exploration Period, the guarantee or letter of credit shall be issued in the amount of four hundred thousand United States Dollars or its equivalent in national currency, and shall be handed in to the Minister within the next sixty days from the Effective Date. Four.Six.Two. For the Second Exploration Period, the guarantee or letter of credit shall be issued in the amount of two million United States Dollars or its equivalent in national currency, and shall be handed in to the Minister within the next thirty days following the beginning of the Second Exploration Period. Four.Six.Three. For the Third Exploration Period, the guarantee or letter of credit shall be issued in the amount of two million United States Dollars or its equivalent in national currency, and shall be handed in to the Minister within the next thirty days following the beginning of the Third Exploration Period. Four.Six.Four. For the Fourth Exploration Period, the guarantee or letter of credit shall be issued in the amount of one hundred fifty thousand United States Dollars or its equivalent in national currency, and shall be handed in to the Minister within the next thirty days following the beginning of the Fourth Exploration Period. Four.Six.Five. For the Fifth Exploration Period, the guarantee or letter of credit shall be issued in the amount of one hundred fifty thousand United States Dollars or its equivalent in national currency, and shall be handed in to the Minister within the next thirty days following the beginning of the Fifth Exploration Period. Four.Six.Six. For the Sixth Exploration Period, the guarantee or letter of credit shall be issued in the amount of three hundred thousand United States Dollars or its equivalent in national currency, and shall be handed in to the Minister within the next thirty days following the beginning of the Sixth Exploration Period. Four.Six.Seven. For the Seventh Exploration Period, the guarantee or letter of credit shall be issued in the amount of three hundred thousand United States Dollars or its equivalent in national currency, and shall be handed in to the Minister within the next thirty days following the beginning of the Seventh Exploration Period. Four.Six.Eight. The stated amounts shall be reduced where applicable, in the same amount as the expenses made by Contractor before the beginning of a period of the exploration stage, due to works involved in that period. Four.Six.Nine. If the same Contractor’s Partners have another special operation contract entered into for exploration and exploitation of hydrocarbon fields with guarantees still in force for the Exploration Operations of that contract, the Minister may approve, at the request of Contractor, the replacement of the above-mentioned bank guarantee or letter of credit with another type of guarantee including, but not limited to promissory notes issued by the head offices of Contractor’s Partners. Four.Seven. If Contractor decides to continue with the complementary exploration stage and exercises the power set forth in Article Three.Four, the bank guarantee or letter of credit to be furnished by Contractor shall be issued in an amount equivalent to thirty per cent of the minimum investment agreed, in United States Dollars or its equivalent in national currency. The bank guarantee or letter of credit shall be handed in to the Minister within the next thirty days following the beginning of the Eighth Exploration Period. Four.Eight. The amount of the bank guarantee or letter of credit may be reduced every three months based on the works performed by Contractor, who shall provide evidence showing that such works were effectively done within that period of time. Each reduction shall be made by means of a joint letter from Contractor and the Minister to the corresponding financial institution. The evidence includes, without restriction, reports and information handed in to the Minister according to Article Seventeen and Contractor’s accounting records of the joint operation. Four.Nine. Contractor shall furnish the Coordination Committee with the work schedules and the budget for the Exploration Operations to be performed in the Contract Area at least thirty days before the beginning of each period of the exploration stage. The Parties acknowledge that the work schedules may be modified from time to time to adjust them to the unexpected conditions that may arise, and nothing contained herein shall prevent Contractor from making the modifications, provided the general objectives of the schedule are not changed and the work schedules meet the minimum requirements set forth herein. Four.Ten. Contractor shall periodically inform the Coordination Committee in writing about the progress and results of the exploration works including, but not limited to

Hydrocarbon Discovery, Evaluation Activities and other Exploration Activities and shall attach the corresponding records. Four.Eleven. If at least one Hydrocarbon Discovery has not been declared as a Commercially Exploitable Field, Contractor shall have a maximum of three years, in the case of Oil, and five years, in the case of Gas, to declare a Hydrocarbon Discovery as a Commercially Exploitable Field. From the date of the first declaration of a Commercially Exploitable Field, any other subsequent Hydrocarbon Discovery shall have a maximum of two years, in the case of Oil, and four years, in the case of Gas, from the Discovery Date to be declared a Commercially Exploitable Field. Four.Twelve. Within the corresponding term under Article Four.Eleven, Contractor shall inform the Ministry in writing of his decision to declare or not a Hydrocarbon Discovery as a Commercially Exploitable Field and shall include all the corresponding records. Should Contractor decide to declare a Hydrocarbon Discovery as a Commercially Exploitable Field, Contractor shall also include a preliminary schedule for the Exploration Operations for that field. If Contractor does not declare a Hydrocarbon Discovery as a Commercially Exploitable Field within the term stated in Article Four.Eleven, Contractor shall return an area pertaining to that Hydrocarbon Discovery to the Government. The area shall be established by the Coordination Committee in order to enforce the provisions set forth in Article Six.Seven.Three. FIVE. SECTION FIVE. AREA RESTITUTION. Five.One. In accordance with this Article, the Contract Area surface shall be reduced. Five.Two. At any time during the exploration stage, Contractor shall be entitled to voluntarily return any part of the Contract Area that Contractor may wish to the Government, by giving at least thirty-day written notice to the Minister. Contractor shall have no further rights or obligations in connection with the returned area from the date of restitution. Said voluntary area restitution, as well as any other area returned under Article Four.Twelve or Five.Seven, shall be allocated to the fraction of the Contract Area that Contractor is obliged to return in accordance with Article Five.Three. Five.Three. At the end of the Sixth Exploration Period and provided the exploration stage is still in force, Contractor shall select the area to be kept and shall return at least fifty per cent of the Contract Area to the Government. At least thirty days before the end of the Sixth Exploration Period, Contractor shall define and inform the Minister in writing of his decision to proceed with the next stage and the part or parts of the Contract Area Contractor has chosen to keep. The area to be returned by

Contractor shall consist of surfaces of the appropriate size and shape to further perform Exploration Operations, at the Coordination Committee’s discretion. Notwithstanding the obligation to return the areas under this Article Five.Three, Contractor shall not be obliged to return Field Exploitation Areas or Commercially Exploitable Fields, including the Protection Halation surrounding these areas. At the end of the Seventh Exploration Period, and provided the exploration stage is still in force, Contractor shall return fifty per cent of the remaining Contract Area, or the total remaining Contract Area if Contractor has not informed the Ministry of Mining in charge of Field Exploitation Areas or Commercially Exploitable Fields of his decision to continue with the complementary exploration stage. Five.Four. Notwithstanding the foregoing, Contractor may return the total Contract Area at the end of the Seventh Exploration Period, if Contractor has submitted a new exploration program including the whole Contract Area, at the full satisfaction of the Ministry of Mining, six months before the expiration of the Sixth Exploration Period. Five.Five. At the completion of the exploration stage and, in order to carry out Oil Operations, Contractor shall only keep the Field Exploitation Areas with regards to which the correction term stated in Article Six.Three has expired, and a provisional protection area up to one hundred square kilometers, which shall be established by the Coordination Committee at the request of Contractor on the basis of the technical information available by then for each of the following: (i) Commercially Exploitable Fields which have been put into Production at least one year before the termination date of the Exploration Stage; (ii) Fields declared as Commercially Exploitable Fields that have not been put into Production; and (iii) Hydrocarbon Discoveries which terms to declare them as Commercially Exploitable Fields in the final Field Exploitation Area of each field under Article Six.Three have not expired. Contractor shall return all the corresponding surfaces not included in said areas to the Government, unless the Government and Contractor agree on additional Oil Operations for the above-mentioned surfaces with their corresponding work commitments. Five.Six. When Contractor returns the Government the whole Contract Area that, in accordance with the previous article, does not constitute Field Exploitation Areas, Contractor shall be released from all future rights and obligations in connection with the returned area, except for those obligations corresponding to the Contractual Year in force at that time and, subject to the legal rules in force, Contractor shall freely dispose of and use the equipment, machineries and installations used in the Exploration Operations. Five.Seven. If at any time during the exploitation stage, Contractor decides to finally stop the exploitation of a particular field, Contractor shall give six-month written notice to the Minister to that effect. Contractor shall return the Field Exploitation Area pertaining to that field to the Government and the wells, equipment, machineries and materials directly and exclusively used in the exploitation of that field, which shall be free of charge according to Article Eighteen.Four. Accordingly, Contractor shall have no further rights or obligations in connection with that field.

SIX. ARTICLE SIX. EXPLOITATION. Six.One. Each Commercially Exploitable Field shall be subject to an exploitation stage and its duration shall be in accordance with clause Three.Six. Six.Two. From the time Contractor declares a Hydrocarbon Discovery as a Commercially Exploitable Field, Contractor shall commence the Exploitation Operations in that field within a reasonable period which shall be determined according to the practices and standards of the international oil industry. Six.Three. Each Commercially Exploitable Field shall have its Field Exploitation Area which shall be determined by the Coordination Committee at the request of Contractor on the basis of the existing information including, but not limited to information obtained from the Oil Operations. During one year from the beginning of the production in an Exploitation Area or Field, the Coordination Committee may correct the Field Exploitation Area originally established within the Contract Area, taking into account the new information on subsurface as well as the practices and standards of the international oil industry. Six.Four. The maximum terms for the Start-up of Commercially Exploitable Fields, counted from the date Contractor declares them as such, shall be as follows: Six.Four.One. For Oil: Three years for the first field and two years for fields declared later, as long as this last term does not require that the fields subsequently declared as commercial fields, start-up their production before the first field declared. Six.Four.Two. For Gas: Six years for the first field and four years for fields declared later, as long as this last term does not require that the fields subsequently declared as commercial fields, start-up their production before the first field declared. Six.Five. During the exploitation stage of each Commercially Exploitable Field, Contractor shall perform all the necessary operations for the field development and Production Start-up. These operations shall conform to the rules applied by the general oil industry in the exploitation of Hydrocarbon fields and by the principles accepted by the production and conservation engineering. The operations shall be performed in an efficient and economical manner, in accordance with the terms and conditions of this Contract and with the laws, regulations and decrees in force in Chile. Six.Five.One. If two Field Exploitation Areas related to different Special Operation Contracts are adjoined, both contractors may be authorized to develop their activities together. Six.Six. Contractor shall have the following rights and obligations in the performance of Exploitation Operations, in all cases without prejudice to the rights of third parties and the fully effectiveness and mandatory nature of the laws, rules and regulations in force. Six.Six.One. Exclusive right to perform Oil Operations and Complementary Activities for the development and exploitation of the Hydrocarbon Field(s) discovered. Six.Six.Two. The right to enter or leave the Contract Area and any other facility related to the Oil Operations, wherever it is located. Six.Six.Three. The right to use geological, geophysical, wells and production-related information, as well as information related to the Contract Area that the Government may have under its control and that could be useful for the Hydrocarbon exploration and exploitation in that area. The Government shall make its best endeavors to provide Contractor with the information of such a nature which may be in its possession or in possession of any other state owned-company or service. The information shall be subject to the provisions of Article Seventeen. Six.Six.Four. The right to hire subcontractors’ services to perform Oil Operations. Both Contractor and his subcontractors may bring to Chile their technical and professional staff and the equipment and materials they may deem necessary to perform the Oil Operations in a proper, economical and fast manner. Six.Six.Five. The right to build and operate the facilities for the recovery of liquid from the “associated gas” produced in the field. Six.Six.Six. The right to build and operate within the Contract Area pipes and other means of transportation of Gas and Oil, and the right to build and operate pipelines, terminals and other facilities out of the Contract Area, requested by Contractor to explore, produce and export Hydrocarbons. Six.Six.Seven. Contractor may re-inject Gas to increase the Liquid Hydrocarbons recovery or as a means to preserve the gas. Six.Six.Eight. Contractor may burn or vent Natural Gas with the written authorization of the Minister, except in case of emergency where no prior and written authorization shall be required. The authorization may be rejected due to well-founded reasons. Six.Six.Nine. Contractor shall furnish the Coordination Committee with a work schedule and a budget for all activities to be performed during the Calendar Year. Said schedule and budget shall be submitted at least ninety days before the beginning of each Calendar Year of the exploitation stage. Six.Six.Ten. Contractor shall provide at his own risk and expense the financing, equipment, materials and technical staff and assistance required to perform the Oil Operations under this Contract. Six.Six.Eleven. To avoid environmental contamination and preserve the hydrological resources, wildlife and other natural resources, Contractor shall comply with Law number nineteen thousand three hundred on Environmental General Basis and the Environmental Impact Evaluation System Regulations included in Executive Order number thirty issued by the Ministry, General Secretariat of the Presidency of the Republic in one thousand nine hundred and ninety-seven, as amended, and all other laws, rules and regulations in force and applicable to the environment, as stated in Article Fifteen.Three. Notwithstanding the foregoing, Contractor shall purchase insurance to guarantee payment of the pertinent compensations in case of environmental contamination or damage to third parties. Six.Six.Twelve. According to the practices accepted in the oil industry, Contractor shall periodically perform tests and controls to verify the following items as needed: (i) Pressure of the field bottom and accumulation -build up-, etc.; (ii) wells production indexes; (iii) physical and chemical properties of hydrocarbons produced; (iv) typical field parameters such as: water saturation, porosity, permeability and volume factors for Oil and Gas; (v) primary and secondary recovery efficiency; and (vi) original reserves and primary and secondary recoverable reserves of each field. Six.Six.Thirteen. Contractor shall propose the Coordination Committee the proper Maximum Efficient Production for each field under production. The production rate of any field shall not exceed the Maximum Efficient Production established for that field according to the regular practices applied in the oil industry. Six.Six.Fourteen. Contractor shall provide and operate all facilities to produce, transport, store and deliver Hydrocarbons. In this sense, Contractor’s responsibility shall be up to the Point of Delivery, Control and Final Measurement of the Oil or Gas. Six.Six.Fifteen. In order to transport, store and deliver the Oil, Contractor shall freely decide if the Oil produced in different Field Exploitation Areas and/or the Oil referred to in Article Seven.One.Five shall be mixed or kept separately. Six.Seven. The Government shall have the following rights and obligations: Six.Seven.One. The Government shall have the right to use all data related to the Contract Area submitted by

Contractor under Article Seventeen.Four. During the validity term of this Contract, this information shall not be disclosed to third parties without Contractor’s consent, which shall not be unreasonably withheld. Once an area has been partially or fully returned by Contractor, the Government may freely use and disclose the technical information about that area to third parties. Six.Seven.Two. The Government, at its own account and risk, shall be entitled to appoint inspectors to verify that the Oil Operations performed by Contractor are carried out in accordance with this Contract. The inspectors shall not unduly prevent or delay the Oil Operations. Contractor shall guarantee these inspectors free access to all facilities and shall provide any piece of information related to the Oil Operations that they may reasonably request. Six.Seven.Three. Subject to Articles Four, Five and Six, if Contractor considers that a Hydrocarbon Discovery is not commercially exploitable or loses the right to exploit it due to any of the grounds stated in the Contract, the Government shall have the right to directly exploit that Hydrocarbon discovery at its own risk and expense, through its companies or third parties. Six.Seven.Four. At the request of Contractor and without prejudice to the rights of third parties, the Government shall grant —under the conditions set forth in the general legislation and pertinent regulations— the rights of way to its lands and the rights to use the water developments owned by the Government, as well as the necessary permits and licenses to perform Oil Operations.

SEVEN. ARTICLE SEVEN. HYDROCARBON MEASUREMENT, TRANSPORTATION AND DELIVERY. Seven.One. Oil. Seven.One.One. The Oil produced in each Field Exploitation Area shall be measured at the Measurement Station of the corresponding area and transported by Contractor to the Oil Terminal Facilities where the net production of the whole Contract Area shall be measured, including the Field Exploitation Areas under the conditions stated in Article Seven.One.Five. These measurements shall conform to the rules and methods accepted in the oil industry. The Oil Compensation shall be transferred to Contractor at the Point of Delivery, Control and Final Measurement of the Oil. Seven.One.Two. Contractor shall be responsible for the equipment, construction, maintenance and operation of the Collection System, Oil Pipeline and Oil terminal Facilities. These facilities shall comply with the safety and operation requirements applied in the oil industry. Seven.One.Three. Contractor shall be responsible for the Oil produced in the Contract Area and for the transportation of that Oil and the Oil referred to in Article Seven.One.Five, to the Point of Delivery, Control and Final Measurement of the Oil, where the Parties shall take their proportional parts of each Oil quality. These operations shall be carried out in accordance with the rules and methods accepted in the international oil industry. Seven.One.Four. The Oil to be delivered by Contractor to the Government at the Point of Delivery, Control and Final Measurement of the Oil, including the volume reacquired under Article Eight.One.Four, shall meet the commercial conditions of delivery, measured at that place, and shall be reduced to dry-dry conditions at sixty degrees Fahrenheit. The maximum limit of basic sediments and water shall be one per cent and the maximum limit of total salinity shall be one hundred grams per cubic meter expressed in sodium chloride, both limits corrected for a temperature of sixty degrees Fahrenheit. If the water or Oil salinity exceeds the stated limits, the Government shall not be obliged to receive it. The Oil that is not received by the Government due to said reason shall be treated once again by Contractor until the above-mentioned limits are reached. However, the Government may voluntarily desist from following the previous commercial conditions of delivery. In special cases, if Contractor is unable to reach the stated limits due to serious operative reasons approved by the Coordination Committee, the Government shall receive the Oil out of specifications up to a maximum of two hundred and forty hours in a Calendar Year. In these cases, the volume of Oil to be delivered by Contractor to the Government shall be increased to a volume which percentage shall be equal to the highest of the following values: (i) The one resulting from multiplying the percentage of basic sediments and water contained in the volumes delivered out of specifications by two; or (ii) the one resulting from dividing the total salinity contained in the volumes delivered out of specification by fifty. The quantity and quality of Oil to be delivered by Contractor to the Government at the Point of Delivery, Control and Final Measurement of the Oil shall be certified by a qualified inspector appointed by Contractor and accepted by the Minister. The certification shall be reasonably made as needed according to the practices generally accepted in the international oil industry. Seven.One.Five. If during the validity term of this Contract, the Government decides to produce Oil directly or through its companies or third parties in a Field Exploitation Area returned by Contractor under Article Five.Six, the Government or the third parties, as the case may be, shall operate the area and the part corresponding to the Collection System at its own cost and risk up to the point where the Oil of that area is mixed with the Oil coming from other Field Exploitation Areas which were not returned by Contractor. At that point of the Collection System, Contractor shall install a measurement device and transport the Oil produced by the Government or a third party, as the case may be, from the above-mentioned point to the Oil Terminal Facilities under the following conditions: (i) If the facilities have capacity available, the Government or a third party, as the case may be, shall pay the proportional part of the operational costs of the facilities used. This right shall be limited to a maximum equal to the average of the Monthly Average Production per Day of the Field Exploitation Area returned, calculated based on the previous five production years to the date when the area is returned. If there are not five previous production years, it shall be calculated based on the years of effective production. If at the time this right is to be exercised there is not enough capacity, the Government’s right shall be limited to the capacity effectively available at that time and it may subsequently use the capacities that become available up to the maximum limit stated above. This right shall be exercised for a maximum period of twenty years counted as from the date when the Field Exploitation Area is returned. This right shall forfeit if the Government or a third party, as the case may be, fails to exercise the right within the first five years from that date; (ii) if the facilities have no available capacity, the Government or a third party, as the case may be, may expand, at its own cost, the capacity of the facilities owned by Contractor by paying only the proportional part of the operational costs of the facilities used. Seven.One.Six. Before starting the Oil production and upon proposal made by Contractor, the Coordination Committee shall establish the procedures on the Oil-pick ups to which each Party is entitled, at the Point of Delivery, Control and Final Measurement of the Oil. Said procedures shall include, among others, the requirements for the oil tank-vessels loading, volumes, nominations, overstays and pick-ups of larger or smaller quantity than those agreed. The procedures shall be established before the first Oil delivery by Contractor at the Point of Delivery, Control and Final Measurement of the Oil. Seven.Two. Gas. Seven.Two.One. If Contractor considers that all or part of the Gas discovered in the Contract Area can be sold, the sale of the Gas shall be subject to a previous agreement of the Parties with regard to: (i) Place, within the Contract Area, where the Point of Delivery, Control and Final Measurement of the Gas shall be located; (ii) conditions of the Gas delivery and quality at the Point of Delivery, Control and Final Measurement of the Gas; and (iii) price of the Gas at the Point of Delivery, Control and Final Measurement of the Gas according to Article Nine.Four. Seven.Two.Two. After the Liquid Hydrocarbons are removed through regular separation in the field, the Marketable Gas produced and recovered in each Field Exploitation Area, shall be measured at the Measurement Station of the respective area according to the rules and methods accepted in the international Gas industry and it shall be transported by Contractor to the Point of Delivery, Control and Final Measurement of the Gas agreed upon by the Parties. Seven.Two.Three. Contractor shall be responsible for the Marketable Gas produced in the Contract Area and for the transportation of the Gas to the Point of Delivery, Control and Final Measurement of the Gas, where it shall be delivered to the Government. The quantity and quality of the Gas delivered by Contractor to the Government at the Point of Delivery, Control and Final Measurement of the Gas shall be certified by a qualified inspector appointed by Contractor and accepted by the Minister. The certification shall be issued with founded reasons and as reasonably needed in accordance with the practices generally accepted in the international Gas industry. Seven.Two.Four. Contractor shall be responsible for the construction, maintenance and operation equipment of the Marketable Gas Collection System. These facilities shall meet all safety and operation requirements applied in the international Gas industry. The construction and operation of any of the facilities beyond the Point of Delivery, Control and Final Measurement of the Gas, are not included within the scope of this Contract and shall be subject to the agreements that the Parties may reach. Seven.Two.Five. If Contractor considers that the processing and use of all or part of the Gas of a Field Exploitation Area is not commercially viable or there are founded technical reasons, Contractor may re-inject Gas as a part of the program for the operation of the reservoir. If Contractor requests authorization to burn or vent the Gas, the Government may take and use the Gas free of charge, and the collection costs of this Gas shall be borne by the Government at its own risk and expense. Seven.Two.Six. If during the validity term of this Contract, the Government decides to produce Gas directly or through its companies or third parties in a Field Exploitation Area returned by Contractor under Article Five.Six, the Government or the third parties, as the case may be, shall operate the area and the part corresponding to the Collection System at its own cost and risk up to the point where the

Gas of the area is mixed with the Gas coming from other Field Exploitation Areas which were not returned by Contractor. At that point of the Collection System, Contractor shall install a measurement device and transport the Gas produced by the Government or a third party, as the case may be, from the above-mentioned point to the Point of Delivery, Control and Final Measurement of the Gas under the following conditions: (i) If the facilities have capacity available, the Government or a third party, as the case may be, shall pay the proportional part of the operational costs of the facilities used. This right shall be limited to a maximum equal to the average of the Monthly Average Production per Day of the Field Exploitation Area returned, calculated based on the previous five production years to the date when the area is returned. If at the time this right is to be exercised there is not enough capacity, the Government’s right shall be limited to the capacity effectively available at that time and it may subsequently use the capacities that become available up to the maximum limit stated above. This right shall be exercised for a maximum period of twenty years counted as from the date when the Field Exploitation Area is returned. This right shall forfeit if the Government or a third party, as the case may be, fails to exercise the right within the first five years from that date; (ii) if the facilities have no available capacity, the Government or a third party, as the case may be, may expand, at its own cost, the capacity of the facilities owned by Contractor by paying only the proportional part of the operational costs of the facilities used. Seven.Three. To help Contractor perform his obligations to transport the Oil and Gas under this Contract, the Government agrees to make its best endeavors to obtain access for Contractor to the available capacity in oil pipelines, gas pipelines, storage terminals and water collection and separation facilities owned by third parties or by the Government, at a reasonable and fair cost for all the parties involved.

ARTICLE EIGHT. CONTRACTOR’S COMPENSATION AND REACQUISITION OF OIL BY THE GOVERNMENT. Eight.One. Oil. Eight.One.One. The Government shall pay Contractor a monthly Compensation for the Oil. This compensation shall be equivalent to a percentage of the Oil production of the Contract Area, measured at the Point of Delivery, Control and Final Measurement of the Oil. Eight.One.Two. Contractor’s Compensation shall be calculated for each calendar month as follows: Rp equal to, open parenthesis, r. one plus r. two plus and so on up to r. n divided by Q. one plus Q. two plus and so on up to Q. n plus V, close parenthesis, multiplied by W and multiplied by N; where for each Field Exploitation Area -one, two, three and so on up to n- the corresponding r shall be calculated based on its corresponding Q, which shall be determined at the Measurement Station as follows: r shall be equal to zero point ninety-five multiplied by Q, if Q is smaller than five thousand bpd; r shall be equal to zero point ninety multiplied by Q, plus two hundred and fifty bpd, if Q is larger than or equal to five thousand and smaller than fifteen thousand bpd; r shall be equal to, zero point sixty-five multiplied by Q, plus four thousand bpd, if Q is larger than or equal to fifteen thousand and smaller than thirty thousand bpd; r shall be equal to, zero point fifty multiplied by Q, plus eight thousand five hundred bpd, if Q is larger than or equal to thirty thousand bpd. Being: Rp: Contractor’s monthly compensation in Oil Barrels.- r one, r two, and so on up to r n: Volume in bdp of each Field Exploitation Area of the Contract Area -one, two, three and so on up to n-, that is obtained from applying the above formula to determine r.- Q one, Q two, and so on up to Q n: Average Monthly Production per Day in bpd of each Field Exploitation Area of the Contract Area -one, two, three and so on up to n-, measured at the pertinent Measurement Station.- n: Number of Field Exploitation Areas of the Contract Area that are producing Liquid Hydrocarbons. N: Number of days of the month. W: Average Monthly Production per Day in bpd measured in the Oil Terminal Facilities, including both the Oil of the Contract Area and the Oil coming from the Field Exploitation Areas under the conditions stated in Article Seven.One.Five. V: Sum of the Average Monthly Productions per Day in bpd of the Field Exploitation Areas under the conditions stated in Article Seven.One.Five, measured at the points where the measurement devices referred to in said clause are installed. bpd: Oil Barrels per day. The formula described in Article Eight.One.Two is shown in figures in ANNEX TEN. Eight.One.Three. The Government, whether directly or through its companies, shall have the right to reacquire from Contractor’s Partners, excluding the companies controlled by the Government, the Oil received by Contractor’s Partners by way of Compensation. The Oil shall be reacquired at the Point of Delivery, Control and Final Measurement of the Oil and shall be paid in United States Dollars. Under no circumstances shall Contractor’s Partners, excluding the companies controlled by the Government, be required to supply Oil to be reacquired by the Government in excess of the amount received by said Partners by way of Compensation according to the terms and conditions of this Contract. Eight.One.Four. In order to meet the internal consumption demand of Chile, which is not satisfied with the total Oil that the Government and the companies controlled by the Government receive under the operations contracts in force, including the internal production of the companies controlled by the Government that is independently generated, the Government shall have the right to reacquire from the Compensation of Contractor’s Partners, excluding the companies controlled by the Government, at a price calculated according to Article Nine.One, the maximum amount of Oil that shall be determined for any Calendar Year as follows: WR is equal to R divided by TCR and the result of this multiplied by, open parenthesis, D minus TER, close parenthesis, if D is larger than TER; WR is equal to zero, if D is smaller than TER; WR is equal to R, if WR is larger than R. Being: R: Contractor Partners’ Compensation excluding the companies controlled by the Government. WR: Volume of Contractor Partners’ Compensation, excluding the companies controlled by the Government that can be reacquired by the Government. TCR: Sum of the Compensations of all contractors with contracts in force, excluding the companies controlled by the Government. D: Oil demand in Chile. TER: Sum of all Oil productions of all contractors, plus the internal production of the companies controlled by the Government that is independently generated, minus the sum of the Compensations of all contractors with contracts in force, excluding the companies controlled by the Government. The national consumption figures shall be obtained from projecting the corresponding figures to the last twelve months before the date of calculation. The internal production figures of the companies controlled by the Government and that of contractors with contracts in force, shall be obtained from the annual production forecasts submitted by those companies and contractors for the following year from the calculation date. Before the first of July of every Calendar Year, the Minister shall notify Contractor of the Oil volume he has determined, in accordance with the above-mentioned formula, and that shall be reacquired from his Compensation during the next Calendar Year. In case of disagreement in determining the volume, the procedure stated in Article Sixteen shall be followed. Eight.One.Five. All the Oil Compensation that the Government may wish to reacquire on the volumes established in the previous article shall be paid at a reasonable price to Contractor’s Partners, excluding the companies controlled by the Government. Eight.One.Six. Contractor’s Partners shall be entitled to freely receive and export all the Oil Compensation in excess of the volume reacquired under Articles

Eight.One.Three, Eight.One.Four and Eight.One.Five, without need to obtain further governmental approvals and without being subject to the applicable export regulations. Eight.One.Seven. The Parties acknowledge that, in the calculation of Contractor’s Compensation under Article Eight.One.Two., it is implied that each Party shall assume his own pertinent portion for any reduction in the Oil volume that may occur between the field Measurement Station and the Point of Delivery, Control and Final Measurement of the Oil due evaporation, volumetric contraction adjustments, use in Oil Operations, fulfillment of the Oil delivery specifications set forth in Article Seven.One.Four or due to any other reason in accordance with the practices accepted by the standards and practices of the international oil industry, as well as the total Oil volume used before the field Measurement Station in Oil Operations required to produce Oil. However, Contractor shall be responsible for insuring the risk of Oil loss due to an accident in the Oil Pipeline, in the Collection System or in the Oil Terminal Facilities. Eight.One.Eight. The Parties acknowledge that, in the calculation of Contractor’s Compensation under Eight.One.Two and Eight.One.Seven, it is implied that the compensation shall not exceed ninety-five per cent and shall not be less than fifty per cent of the Oil production of the Contract Area measured at the Point of Delivery, Control and Final Measurement of the Oil, as stated in Table one included in Annex Ten. Such production shall be determined based on the production of every field. Eight.One.Nine. Contractor shall invoice to the purchasers of the Oil, together with his Compensation, the interest held by the Government in the Oil production. The proceeds of the sale to which the Government is entitled shall be returned to the government coffers in the same currency of the sale, within a term not to exceed five business days from the time when they were deposited in its current account. The application of the Value Added Tax levied on the sale of the total oil production shall be in accordance with the applicable legislation. Eight.Two. Gas. Eight.Two.One. The Government shall pay Contractor a monthly Compensation for the Marketable Gas. This compensation shall be equivalent to a percentage of the Marketable Gas production of the Contract Area, measured at the Point of Delivery, Control and Final Measurement of the Gas. Eight.Two.Two. Contractor’s Compensation shall be calculated for each calendar month as follows: Rg: is equal to, open parenthesis, r. one plus r. two plus and so on up to r. n, divided by Q. one plus Q. two plus and so on up to Q. n plus V, close parenthesis, multiplied by W and multiplied by N; where for each Field Exploitation Area -one, two, three, and so on up to n- the corresponding r shall be calculated based on its corresponding Q, which shall be determined at the Measurement Station as follows: r equal to zero point ninety-seven multiplied by Q, if Q is smaller than twenty-five thousand uspd divided by P; r equal to zero point ninety-five multiplied by Q, plus five hundred uspd divided by P, if Q is larger than or equal to twenty-five thousand uspd divided by P and smaller than fifty thousand uspd divided by P; r equal to zero point seventy-five multiplied by Q, plus ten thousand five hundred uspd divided by P, if Q is larger than or equal to fifty thousand uspd divided by P and smaller than one hundred thousand uspd divided by P; r equal to zero point sixty multiplied by Q, plus twenty-five thousand five hundred uspd divided by P, if Q is larger than or equal to one hundred thousand uspd divided by P. Being: Rg: Contractor’s monthly compensation in Standard cubic meters.- r one, r two, and so on up to r n: Marketable Gas Production in Standard cubic meters per day of each Field Exploitation Area of the Contract Area -one, two, three and so on up to n-, that is obtained from applying the above formula to determine r.- Q.one, Q.two, and so on up to Q.n: Marketable Gas Monthly Average Production per Day in Standard cubic meters of each Field Exploitation Area of the Contract Area -one, two, three and so on up to n-, according to the Marketable Gas volume measured at the pertinent Measurement Station.- n: Number of Field Exploitation Areas of the Contract Area that are producing Marketable Gas. P: Price of the Gas at the Point of Delivery, Control and Final Measurement of the Gas agreed by the Parties, expressed in United States Dollars per Standard cubic meter. If the gas price, as determined according to Article Seven.Two.One, is expressed in national currency, it shall be converted into United States Dollars, as stated in Article Eleven.Seven. N: Number of days of the month. W: Marketable Gas Monthly Average Production per Day in Standard cubic meters per day according to the volume of the Gas measured at the Point of Delivery, Control and Final Measurement of the Gas, including both the Gas of the Contract Area and the Gas coming from the Field Exploitation Areas under the conditions stated in Article Seven.Two.Six. V: Sum of the Marketable Gas Monthly Average Productions per Day in Standard cubic meters per day of the Field Exploitation Areas under the conditions stated in Article Seven.Two.Six, according to the volumes of Gas measured at the points where the measurement devices referred to in said clause are installed.- uspd: United States Dollars per day. The formula described in this Article Eight.Two.Two is shown in figures in Annex Ten. Eight.Two.Three. The Parties acknowledge that, in the calculation of Contractor’s Compensation under Article Eight.Two.Two., it is implied that each party shall assume his own pertinent portion for any reduction in the Gas volume that may occur between the field Measurement Station and the Point of Delivery, Control and Final Measurement of the Gas due volumetric contraction adjustments, use in Oil Operations, fulfillment of the Gas delivery specifications set forth in Article Seven.Two.Two or due to any other reason in accordance with the practices internationally accepted in the Gas industry, as well as the total Gas volume used before the field Measurement Station in Oil Operations required to produce Gas including, but not limited to Gas re-injection to keep the pressure, gas lift, pumping stations, production batteries, compressor and electricity generation stations for the Oil Operations. However, Contractor shall be responsible for insuring the risk of Gas loss due to an accident in the Collection System or at the Point of Delivery, Control and Final Measurement of the Gas. Eight.Two.Four. The Parties acknowledge that, in the calculation of Contractor’s Compensation under Articles Eight.Two.Two and Eight.Two.Three, it is implied that the compensation shall not exceed ninety-seven per cent and shall not be less than sixty per cent of the Marketable Gas production of the Contract Area measured at the Point of Delivery, Control and Final Measurement of the Gas, as stated in Table two included in Annex Ten. Eight.Two.Five. Contractor shall commercialize the total Marketable Gas production of the Contract Area at the Point of Delivery, Control and Final Measurement of the Gas, under the best market conditions according to Article Nine.Four. The Chilean Government authorizes to and grants a power of attorney in favor of the Operator so that the Operator can sell, transfer and deliver to the Purchaser on behalf of the Government, the interest held by the Government in the Marketable Gas coming from the Fell Block, at the Point of Delivery, Control and Final Measurement of the Gas and under the terms and conditions stated in this subsection. Eight.Two.Six. Contractor shall invoice to the purchasers of the Marketable Gas, together with his Compensation, the interest held by the Government in the Marketable Gas production. The proceeds of the sale to which the Government is entitled shall be returned to the government coffers in the same currency of the sale, within a term not to exceed five business days from the time when they were deposited in its current account. The application of the Value Added Tax levied on the sale of the total Gas volume shall be in accordance with the applicable legislation. NINE. ARTICLE NINE. HYDROCARBON APPRAISAL. Nine.One. For the purposes of Articles Eight.One.Three, Eigth.One.Five and Twelve.Two.Four.One, Twelve.Two.Four.Three, the Oil shall be appraised at an average price of three crude oil baskets of similar quality coming from different countries, f.o.b. original port of shipment corresponding to the last fifteen days immediately preceding the month of the production delivery, published in Platt’s Oilgram Price Report in the column titled “Short Term Contract/Spot” of the chart so-called “World Crude Oil Prices”. If the Platl’s Oilgram Price Report is no longer published, the Coordination Committee shall select a similar publication. Nine.Two. The Coordination Committee shall select the crude oils of the respective basket based on the similarity of the oil quality being appraised and on its capacity to be freely commercialized in significant quantities in the international market. Nine.Three. If any of the Parties considers that the basket being used is no longer representative of a fair value in the oil international market on evaluation, the Party may request the Coordination Committee to choose an alternative basket which represents the fair value in the international market or any other fair method. For the purposes of Article Nine.One, the Oil appraisal shall be based on the basket in use until an alternative basket is selected. Nine.Four. Regarding the appraisal of the Marketable Gas, the Parties shall timely agree on the performance of the necessary actions to sell the Gas at the best market price at the Point of Delivery, Control and Final Measurement of the Gas. The price shall be the value considered to calculate the Compensation payable for the Gas.

TEN. ARTICLE TEN. COORDINATION COMMITTEE. Ten.One. The Contract performance shall be supervised by a Coordination Committee composed of the same number of representatives form each Party, but no more than three. One of the representatives from the Government shall preside over the Committee meetings. Each Party shall inform the names of his regular and alternate representatives to the other Party within ninety days following the Effective Date. The Parties may substitute one or more of their representatives at their convenience. The name of the new representative(s) shall be informed to the other Party at least ten days before the next meeting of the Committee. Ten.Two. The Coordination Committee shall be entitled to perform the activities it was entrusted with under this Contract and those activities that the Parties may agree to assign to it occasionally. Ten.Three. The Committee shall have the following duties and obligations: Ten.Three.One. To determine the shape and size of the provisional protection areas of up to one hundred square kilometers, for the fields under the conditions stated in Article Five.Four and to determine the shape and size of the areas that have to be returned to the Government under Article Thirteen. Ten.Three.Two. To define the Field Exploitation Area of each field that Contractor declares as Commercially Exploitable Field. Ten.Three.Three. To know the budgets and annual work schedules that Contractor shall submit, and examine the modifications to those budgets and schedules. Ten.Three.Four. To analyze and agree the Maximum Efficient Production of each field and the Maximum Production per Well for the wells under production to be proposed by Contractor, and to review them annually. Ten.Three.Five. To select the crude oil of the basket that will be considered to fix the Oil price, according to Articles Nine.Two and Nine.Three, and select the similar publication referred to in Article Nine.One. Ten.Three.Six. To obtain from Contractor the necessary reports and documents for the performance of its duties. Ten.Three.Seven. To request accounting and technical inspections to determine the conditions for the performance of Oil Operations. The cost of the inspections shall be only borne by the Party who proposed them. To this end, services of external experts may be considered. In any case, these technical or accounting inspections shall not be performed after a period of twenty-four months from the Calendar Year in relation to which the inspection is made. Any objection raised as a result of such inspection shall be made in writing and within the above-mentioned period of twenty-four months. Ten.Three.Eight. To regularly examine the relevant Contract-related information and to facilitate the exchange of relevant information about Oil Operations between the Parties. Ten.Three.Nine. To prepare the procedure regulations which shall rule the duties of the Committee to perform its obligations. Ten.Three.Ten. To authorize Contractor to complete the drilling operations of a Test Boring or Appraisal Well in accordance with Article One.Thirty-Nine. Ten.Three.Eleven. To give the opinion requested in Article Five.Three. Ten.Three.Twelve. To establish the procedures for Oil pick-ups established in Article Seven.One.Six. Ten.Three.Thirteen. To carry out any other activity requested under this Contract. Ten.Four. Each Party shall be responsible for the expenses incurred by their respective representatives in the Committee. Ten.Five. The Committee shall meet at the request of any of the Parties at the place, date and time that the Parties may agree. Ten.Six. The decisions of the Committee shall be made by unanimous consent of the Parties. If the members of the Committee cannot agree on a specific matter, Contractor may take action with regard to that matter in the manner Contractor may deem necessary to exercise his rights and perform his obligations under this Contract. Contractor’s right to act in this way shall not prevent the Government from exercising the right to resort to the technical determination or the legal procedure set forth in Article Sixteen with regard to the matter in dispute.

ELEVEN. ARTICLE ELEVEN. PAYMENTS AND REMITTANCES IN FOREIGN CURRENCY. Eleven.One. Unless otherwise agreed in this Contract, all cash payments Contractor is obliged to make to the Government under this Contract shall be made in United States Dollars. Eleven.Two. All payments owed by the Government to its companies and Contractor for the reacquisition of Oil or by way of Compensation for the Marketable Gas shall be made in United States Dollars to Contractor’s account in a bank to be determined by Contractor in the United States of America. For payments denominated in foreign currency, the Central Bank of Chile shall give access to the Formal Exchange Market to purchase the necessary foreign currency. To this end, this Special Operation Contract for the Exploration and Exploitation of Hydrocarbon Fields shall be filed with said institution. Eleven.Three. All payments that the Government or its companies, except for the companies controlled by the Government that are Contractor’s Partners, shall make to Contractor for reasons other that the ones stated in Article Eleven.Two, shall be made in national currency. Any money refund that the Parties shall make under this Contract shall be made in the same currency as the original payment. Eleven.Four. All payments to be made by Contractor to the Government or by the Government or its companies to Contractor under this Contract, shall be made within fifteen days from the invoice date or the date on which the payment obligation is due, except for the provisions stated in Articles Eight.One.Nine and Eight.Two.Six. In the case of Oil reacquisition, this date shall be the day on which the Oil is delivered to the Government or its companies at the Point of Delivery, Control and Final Measurement of the Oil, and in the case of Compensation of Marketable Gas, this date shall be the fifth day of the next calendar month from the month in which the deliveries were made to the Government at the Point of Delivery, Control and

Final Measurement of the Gas. Eleven.Five. The Government guarantees Contractor’s Partners, if they are foreign persons, free access to the foreign exchange market known as Formal Exchange Market or the one that may replace it in the future to convert and subsequently transfer abroad the income earned from the sale of equipment and other property of their own, made under the terms and conditions of this Contract. Eleven.Six. Contractor’s Partners, if they are foreign persons, shall be entitled to hold abroad and freely dispose of the foreign currency generated from exports of Oil received as Compensation. In addition, they shall be entitled to freely receive and hold abroad the foreign currency received under Article Eleven.Two. Eleven.Seven. If any of the Parties fails to make timely payment within the term stated in Article Eleven.Four, without prejudice to the other rights the Parties may exercise, the debt shall be paid with default interest at the interest Prime Rate applicable by Citibank N.A, New York, New York, United States of America prevailing on the date of payment of the debt. To this end, debts in pesos —national legal tender— shall be calculated in United States Dollars at the exchange rate established in subsection six, Chapter One, Title One of the Compendium of Rules on International Exchange (Compendio de Normas de Cambios Internacionales) of the Central Bank of Chile or any other that may replace it in force at the due date. However, if the Government and/or a state-owned company that has reacquired Oil from a Contractor’s Partners under Articles Eight.One.Four and Eight.One.Five, is in default in the payment of the Oil acquired for more than sixty days from the due date, Contractor’s Partner shall be entitled to stop selling Oil to the Government and/or the state-owned company, as the case may be, until the debt is paid-off, including the corresponding interest. Eleven.Eight. The rights of Contractor and Contractor’s Partners referred to in Articles Eleven.Two, Eleven.Five and Eleven.Six, shall remain unchanged during the validity term of this Contract. Eleven.Nine. If appropriate only, the Central Bank of Chile shall enter into an agreement with GEOPARK before a Notary Public of Santiago, regarding certain matters in connection with foreign currency transactions. The text of the agreement shall be made an integral part of this Contract. Therefore, notice shall be given to the Ministry of Mining.

TWELVE. ARTICLE TWELVE. TAXES AND ENCUMBRANCES. Twelve.One. The tax regime applicable to Contractor, Contractor’s Partners and subcontractors for income obtained, services rendered, sales or payments made, documents subscribed or issued and for imports and/or exports made by Contractor, Contractor’s Partners or subcontractors, shall be the one stated in this article with regard to taxes, duties or encumbrances related to this Contract and/or Oil Operations contracts entered into by Contractor with third parties. Regarding those taxes or encumbrances that are not expressly stated in this Article, the general regime in force in the country shall apply. Twelve.Two. Income tax regime applicable to Contractor’s Partners. According to Executive Order number five issued by the Ministry of Mining on the ninth day of January, one thousand nine hundred and ninety-seven, which sets forth the requirements and conditions applicable to this Contract, the income tax regime including, but not limited to the income tax rates, is established for the term of this Contract as follows: Twelve.Two.One. According to Article Five, subsection one of Decree-Law one thousand eighty-nine, Contractor Partners’ income shall be subject to the general tax system established in the Income Tax Law and the opinions that have interpreted such law in force at the Contract Date, including the opinion contained in Official Letter number seven hundred and fourteen, issued on the eighth day of April, one thousand nine hundred and ninety-seven by the National Directorate of Internal Revenue Service (hereinafter, the “Opinion”) required for the execution of this Contract that is attached hereto as ANNEX NINE and made an integral part hereof. The provisions of this Law and its opinions, that shall constitute the income tax regime, shall substitute any other direct or indirect tax applicable to the Compensation or to Contractor’s Partners themselves due to such Compensation, and shall remain unchanged for the term of this Contract, as stated in Article Five, subsection three and Article Twelve of Decree-Law one thousand eighty-nine. To this end, the Income Tax Law is the one established under Article One of Decree-Law eight hundred twenty-four, published in the Official Gazette on the thirty-first day of December, one thousand nine hundred and seventy-four, as amended as of the Contract Date. Twelve.Two.Two. According to the foregoing, and in accordance with the total application of the above-mentioned Income Tax Law and its opinions and regulations, the general tax regime applicable to each Contractor’s Partner, including their shareholders, partners or Main Offices shall be the following, without prejudice to the provisions of Article Fourteen bis of the Income Tax Law in force as of the Contract Date. Twelve.Two.Two.One. The annual taxable net income accrued by each Contractor’s Partner shall be subject to the first category annual tax of the Income Tax Law at the rate of fifteen per cent. Twelve.Two.Two.Two. All items related to reimbursements of expenses which tax deduction is not authorized under Article Thirty-three, subsection One of the Income Law, shall be subject, in the manner and under the conditions set forth in Article Twenty-one of the above-mentioned Law, to an annual single tax at the rate of thirty-five per cent and shall be applied to any Contractor’s Partner being a corporation, stock limited partnership or an agency of a corporation not residing or domiciled in Chile. This tax shall be also applied to those amounts considered withdrawn under Articles Thirty-five, Thirty-six, subsection two, Thirty-eight, subsection two, Seventy and Seventy-one, as the case may be. The taxable base of the referred to tax shall consist of the stated amounts, excluding the taxes of the Income Law and the territorial taxes already paid. Interest, readjustments and penalties paid to the Tax Authority, Municipalities and public institutions or agencies created under the law and the payment of non-deductible mining patents shall be also exempt. In addition, anticipated expenses shall be exempt. The tax shall accrue regardless of the results of the tax year, and shall be borne by the corporation, agency or stock limited partnership but, in the last case, only regarding the proportional part to which each shareholder or limited partner is liable. Twelve.Two.Two.Three. The additional tax applicable to Contractor’s Partner and/or his authorized assignees not domiciled and not residing in Chile and/or to Contractor Partner’s shareholders or partners not domiciled and not residing in Chile, shall be as follows: Twelve.Two.Two.Three.One. The total income of Chilean source obtained by foreign natural persons not domiciled and not residing in Chile or legal persons incorporated abroad, including those incorporated according to Chilean Laws which are domiciled in Chile and do business through agencies or permanent establishments in Chile, shall be also liable to an additional tax at the rate of thirty-five per cent to be accrued on the year in which the company’s income is withdrawn or remitted according to Article Fifty-eight, subsection one of the Income Law. Taxpayers liable to this tax shall have a tax credit to be charged to the above-mentioned tax equivalent to fifteen per cent of the taxable amounts subject to the first category tax. When the credit stated in Article Sixty-three of the Income Tax Law shall be applicable, an equivalent amount shall be added to determine the taxable base of the same tax year of the additional tax and, in order to calculate the credit, it shall be considered an amount subject to the first category tax. Such tax is applicable without prejudice to the obligation of making provisional payments for earned or accrued gross income according to Article Eighty-four of the Income Law. Twelve.Two.Two.Three.Two. Dividends and other amounts received by Contractor Partners’ shareholders not domiciled and not residing in Chile, incorporated under the Chilean Laws as corporations or stock limited partnerships, shall be liable to the additional tax set forth in subsection two of Article Fifty-eight at the rate of thirty-five per cent. This tax shall be withheld by the corporation distributing the dividends. The above-mentioned tax shall not affect dividends or other distributions of a non-income category as long as they are a result of a distribution in excess of the income or profits subject to the additional tax as stated in Article Fourteen of the Income Law. The above-mentioned taxpayers shall have a tax credit charged to said tax equivalent to fifteen per cent of the amounts levied, provided they have been subject to the first category tax, in accordance with Article Sixty-three of the Income Law. When the credit stated above shall be applicable, an equivalent amount shall be added to determine the taxable base of the same tax year of the additional tax and, in order to calculate the credit, it shall be considered an amount subject to the first category tax. Twelve.Two.Two.Three.Three. Income obtained or accrued of Chilean source not subject to tax according to Articles Fifty-eight and Fifty-nine of the Income Law, withdrawn or remitted according to Article Fourteen of the Law by Contractor Partners’ partners not domiciled and not residing in Chile shall be liable to the additional tax set forth in Article Sixty of the Income Law at the rate of thirty-five per cent. This tax shall be also applicable, according to Article Twenty-one of the Income Law to all items stated in subsection One of Article Thirty-three of the law, related to withdrawals in kind or to reimbursements of money that shall not be charged to the cost of the assets except for the anticipated expenses that shall be accepted in the next years. Interest, readjustments and penalties paid to the Tax Authority, Municipalities and public institutions or agencies created under the law and the payment of non-deductible mining patents shall be also exempt. Also, this tax shall be also applied to those amounts withdrawn in accordance with Articles Thirty-five, Thirty-six, subsection two, Thirty-eight, subsection two, Seventy and Seventy-one of the stated law, as the case may be. The taxpayer liable to this tax shall have a credit to be charged to said tax equivalent to fifteen per cent of the amounts levied, provided these amounts have been subject to the first category tax, according to Article Sixty-three of the Income Law. When the credit stated

above shall be applicable, an equivalent amount shall be added to determine the taxable base of the same tax year of the additional tax and, in order to calculate the credit, it shall be considered an amount subject to the first category tax. Twelve.Two.Three. The taxable gross income of each Contractor’s Partner shall be determined according to the results of their own accounting books and financial statements in accordance with the rules contained in Articles Twenty-nine, Thirty, Thirty-one, Thirty-two and Thirty-three and other provisions of the Income Law, the Opinion and/or the Tax Code together with the regulations and opinions that are not incompatible with the text of the Opinion in force as of the Contract Date. In the absence of regulations to the contrary, the accounting principles and practices generally accepted shall apply despite their general or special application to the oil activities. Twelve.Two.Four. In order to calculate the income tax of each Contractor’s Partner, the Oil shall be valued as follows: Twelve.Two.Four.One. The Oil received by way of Compensation and sold directly to the Government or to its companies within the Republic of Chile under Article Eight.OneFour, shall be valued according to Article Nine. Twelve.Two.Four.Two. All or part of the Oil received by a Contractor’s Partner as Compensation and not included in Article Twelve.Two.Four.One, provided it involves a transaction with non-affiliate entities or a sale where there are no other elements that may create a price not reflecting the market conditions, shall be valued according to the price effectively received for said Oil, as evidenced by the invoice or bill of landing. Twelve.Two.Four.Three. The oil sold by a Contractor’s Partner to affiliates or in a transaction involving other elements that may create a price not reflecting the market conditions considering the terms and conditions of the operations, shall be valued to the highest of the following prices: (i) The price effectively received for that Oil, as evidenced by the invoice or bill of landing; or (ii) a price calculated according to the procedure stated in Article Nine.One. To the purposes of this article, “affiliate” of a Contractor’s Partner shall mean any entity that, directly or indirectly controls, or is controlled by or is under a common control with the Contractor’s Partner. Without limiting the generality of the foregoing, “control” shall exist when a company has more than fifty per cent of the votes or other interest of an entity. Twelve.Three. Contractor’s Partners shall operate according to the Opinion which sets forth that the Joint Venture among all Contractors’ Partners shall not give rise to a new taxpayer, and each Contractor’s Partner shall be considered a separate taxpayer having separate profits and expenses. Twelve.Four. Taxation of Contractor’s Compensation. Without prejudice to paragraph Twelve.Two herein and according to Article Five, subsection three of Decree-Law one thousand eighty-nine, the Compensation, in cash or in kind, earned by Contractor or Contractor’s Partners under this Contractor shall be exempt from any other direct or indirect tax including, but not limited to the added value tax that may be applied to that Compensation or to Contractor or Contractor’s Partners based on such Compensation. This exemption shall remain unchanged during the term of this Contract. Twelve.Five. Tax exemption related to the transfer of Hydrocarbons. According to Article Eight of Decree-Law one thousand eighty-nine, Hydrocarbon transfers made to Contractor or any Contractor’s Partner as Compensation under this Contract, as well as the re-acquisitions the Government or its companies make with Contractor or Contractor’s Partners, shall be exempt from any tax or encumbrance, including the Value Added Tax. This exemption shall remain unchanged during the validity term of this Contract. Twelve.Six. Tax regime for payments made by Contractor. Twelve.Six.One. According to Article Fifty-nine, subsection Two of the Income Law, all fund remittances related to this Contract and made to pay engineering or technical consulting services rendered by third parties or affiliated companies to Contractor, in Chile or abroad, shall be subject to an additional tax at the rate of twenty per cent. In order to determine the Chilean income tax, Contractor’s Partners shall be entitled to deduct as expenses from their gross income, the proportional amount paid for services rendered abroad, provided the corresponding documentation is submitted and all other requirements stated in the final subsection of section six, Article Thirty-one of the Income Law, are met. Twelve.Six.Two. According to Article Fifty-nine, subsection Two of the Income Law, the amounts paid abroad for freight, boarding and landing fees, storage, weighting, product sampling and analysis, insurance and reinsurance operations not taxable under subsection three of this article, commissions, international telecommunications, and for Chilean products ironing, refining or other special processes and commissions, shall be exempt from the additional tax, provided the following requirements are met: That the remunerations are paid in Chile or abroad, that the services are rendered abroad by persons not domiciled and not residing in Chile, and that the pertinent operations are previously authorized by the Central Bank according to the legislation in force and that the sums paid are verified by the pertinent official entities, where applicable. The sums paid on this account may be deducted by Contractor’s Partners from their gross income to determine the income tax of Chilean source. Twelve.Seven. Exemption of all taxes and obligations applicable to Hydrocarbons. According to Article Eight of Decree-Law number one thousand eighty-nine, Hydrocarbon exports made by any Contractor’s Partner are exempt from any tax or encumbrance. This exemption shall remain unchanged during the validity term of this Contract. Twelve.Eight. Tax regime applicable to subcontractors. According to Article Nine of Decree-Law one thousand eighty-nine, foreign subcontractors who have not formed a Chilean company or any other business or who have not registered an agency in Chile, shall be liable to a twenty-per cent tax on any remuneration received. In addition, the twenty-per cent tax applicable to foreign subcontractors shall replace any other direct or indirect tax that may affect the remuneration of the subcontractor or the subcontractor himself and shall remain unchanged during the term of the Contract. Twelve.Eight.One. Except for the exemption of the global, complementary and additional tax, the provisions set forth in the final subsection of Article Six of Decree-Law one thousand eighty-nine, shall be applied to owners, shareholders and partners of the subcontractor. This exemption shall remain unchanged during the validity term of this Contract. Twelve.Eight.Two. According to the Opinion, natural foreign persons not domiciled and not residing in Chile, who are hired by the foreign subcontractor, shall not be liable to the additional tax for their remunerations of Chilean source, provided the sums are paid by the subcontractor and charged to the remittances made or to be made in favor of the latter. Twelve.Nine. Provisional admission regime applicable to Contractor and subcontractors. According to Article Ten of Decree-Law one thousand eighty-nine, the machinery, devices, instruments, equipment, tools and their parts or pieces required to comply with a specific oil contract of employment, whether they are owned or not by the subcontractor, can enter the country under a provisional admission regime, established by Customs Ordinance as of the Contract Date. The stated goods to be used for the exploration of Hydrocarbons shall enter the country under the above-mentioned regime, and they are exempt from any duty, tax, charge or encumbrance, for a period of up to five years which can be extended annually by the Customs National Director according to the needs and characteristics of the pertinent specific oil contract of employment. The provisions of this Article Twelve.Nine shall be also applicable to

Contractor with regard to the machinery, devices, facilities, equipment, tools and their parts or pieces to be used in Hydrocarbon Exploration Operations. The provisions of this Article Twelve.Nine shall remain unchanged during the validity term of this Contract. Twelve.Ten. Value Added Tax applicable to Contractor. According to Article Five of Decree-Law one thousand eighty-nine, Contractor shall be subject to the same tax treatment applicable to exporters under Decree-Law eight hundred and twenty-five passed in one thousand nine hundred seventy-four, with regard to the Value Added Tax refund even when Contractor neither exports nor performs operations subject to this tax. The administrative rules established for the enforcement of Value Added Tax refunds, shall be those set forth in Decree number five issued by the Ministry of Mining on the ninth day of January, one thousand nine hundred and ninety-seven. The provisions of this article Twelve.Ten shall remain unchanged during the validity term of this Contract. Twelve.Eleven. Taxes or other encumbrances on documents subscribed or issued by Contractor and/or subcontractors. According to Article Eight of Decree-Law one thousand eighty-nine: Hydrocarbon transfers made to Contractor as payment of his Compensation as well as the reacquisition that the Government or its companies make with Contractor under subsection four, Article Three, and the actions, contracts or documents supporting them, shall be exempt from any tax or encumbrance. Likewise, the documents where the special contracts of operations referred in Article One are recorded, and the specific contracts for oil services stated in the same article and the documents supporting any other operation, act or contract issued in occasion of those contracts between the same parties specified in such dispositions, shall be also exempt from any tax or encumbrance. Exports of hydrocarbons shall be exempt from any tax or encumbrance. Twelve.Twelve. Imports regime applicable to Contractor and subcontractors. According to Article Five, paragraph four of Decree-Law one thousand eighty-nine, imports of machinery, tools, materials, spare parts, elements and goods used for the exploration and exploitation of Hydrocarbons made by Contractor or subcontractor, are subject to the general regime in force as of the Contract Date. This regime shall remain unchanged during the validity term of this Contract. This regime includes the duties, taxes, charges or contributions and all payments or encumbrances in general, regardless of the authority or organization that collects them, including the substitute tax established in Article Three of the Stamps Law as well as the Value Added Tax provided for in Decree-

Law number eight hundred and twenty-five dated nineteen seventy-four and, in general, any other payment or encumbrance that directly or indirectly may affect such imports.

THIRTEEN. ARTICLE THIRTEEN. SUSPENSION OF OBLIGATIONS DUE TO FORCE MAJEURE. Thirteen.One. Except for the payment obligations, failure by one of the Parties to perform any of the obligations under this Contract shall not be attributable to the party provided the failure is due to a Force Majeure event. The Parties shall invoke as Force Majeure, the actions or omissions of the Government or any other entity or public service only when such actions or omissions are caused by events or circumstances that cannot be anticipated nor avoided. Thirteen.Two. Any of the Parties to this Contract that is unable to perform any of the obligations set forth herein due to a Force Majeure event shall notify the other Party in writing of that fact stating the reasons for the non-performance of the obligations as soon as possible. The Party affected by the Force Majeure event shall resume the performance of the corresponding obligation within a reasonable period after the reason or reasons for the non-performance have disappeared. Thirteen.Three. If the operations are stopped or delayed due to a Force Majeure event, the validity term of this Contract and the period of time established to exercise the rights and perform the obligations under the Contract shall be suspended for the same period of time that the delay or impediment subsists. Thirteen.Four. If due to Force Majeure circumstances occurred outside Chile and invoked by Contractor, the oil activities to be carried out by Contractor are interrupted for more than three years, the Government may terminate this Contract.

FOURTEEN. ARTICLE FOURTEEN. ASSIGNMENT. Fourteen.One. Contractor or a Contractor’s Partner may sell, assign, transfer or otherwise dispose, all or a part of his rights, interests and obligations under this Contract only provided he has been previously authorized in writing by the Minister, and the assignee has previously accepted the obligations under this Contract. The Minister shall accept or reject in writing and with justified cause, the sale, assignment or transfer requested within sixty days after receipt of the pertinent request.

FIFTEEN. ARTICLE FIFTEEN. APPLICABLE LAW. Fifteen.One. All relations between the Parties deriving from this Contract shall be governed by the laws of Chile. In the exercise of the rights and the performance of the obligations deriving from this Contract, Contractor shall comply with all legal rules in force in the country. Contractor expressly waives the right to take action or file a claim by means of diplomatic channels in connection with his rights and obligations under this Contract. Fifteen.Two. Without prejudice to the provisions of this Contract, Contractor, Contractor’s Partners and subcontractors shall have the rights and assume the obligations set forth in Decree-Law one thousand eighty-nine. Fifteen.Three. Contractor shall comply with the Chilean Constitution, Laws, Rules, Regulations and Official Rules and those established in international treaties in force accepted by the Republic of Chile regarding the subject matters stated in the following articles, without any restriction: Fifteen.Three.One. To carry out activities to protect the environment, preserve nature and the environmental heritage and to be liable for infringement according to the regulations governing this matter and for damages caused to third parties. Fifteen.Three.Two. Design, construction, erection, operation and maintenance of all elements used in the operations arising out of this Contract. Fifteen.Three.Three. Navigation and anchoring of ships and maritime devices. Fifteen.Three.Four. The labor system, safety, precaution, sanitary conditions and occupational accidents.

SIXTEEN. ARTICLE SIXTEEN. CONSULTING, TECHNICAL DETERMINATION AND JUDICIAL DECISION. Sixteen.One. In case of disagreement between the Parties regarding any of the matters under this Contract, or if the Coordination Committee fails to make a decision on any matter under its responsibility, the Parties shall meet to discuss the problem and shall make all their best endeavors to find a friendly solution. Sixteen.Two. If the difference cannot be solved by the Parties’ friendly consultations, they shall make their best endeavors to agree on the appointment of a qualified expert who shall analyze the matter in detail and then suggest the Parties a proper solution at his discretion. The expert shall neither be considered nor act as an arbitrator. Sixteen.Three. Immediately after one of the Parties notifies the other on the existence of the disagreement, the Parties shall consult each other to appoint the person or entity that shall act as expert. To be appointed as expert, the proposed person or entity shall be qualified by education, experience and/or training in the technical field in disagreement. Sixteen.Four. The appointed expert shall set a reasonable date and place to receive the presentations and information from the interested Parties or from any other person the expert may consider convenient, and the expert may carry on the enquiries and request the evidence he may deem necessary for making a proposal on the matter in dispute. According to the difficulty of the problem, the expert shall set a reasonably period of time for the accomplishment of his duties. The costs and expenses of the appointed expert shall be paid by the Parties in equal shares. Sixteen.Five. Without prejudice to the foregoing, either before or after the expert’s proposal, any of the Parties shall be entitled to submit the dispute to the Ordinary Courts of the city of Santiago, Chile. The termination of this Contract shall be subject to the provisions of Article Eighteen. Sixteen.Six. Administrative disagreements with regard to taxes or exchange control matters shall be first submitted to the proper Governmental agencies of Chile that are responsible for those matters, and shall be solved in accordance with the legislation and procedures applicable to such disputes on taxes or exchange control.

SEVENTEEN. ARTICLE SEVENTEEN. INFORMATION MANAGEMENT. Seventeen.One. Unless otherwise agreed by the Parties, all data and technical information obtained during the validity term of this Contract shall be kept confidential. Seventeen.Two. However, Contractor may disclose a Hydrocarbon Discovery or any other relevant information related to that discovery to his affiliates, consultants, financial institutions or relevant authority that may request it, and shall inform the Government accordingly. Seventeen.Three. Contractor shall, at all times, keep the original and copies of the above-mentioned technical information in Chile. However, Contractor may temporarily and with the prior authorization of the Minister or the corresponding authority, take original seismic tapes of the Contract Area out of the country or any other technical information for processing or special studies without leaving copies in Chile. Seventeen.Four. Contractor shall timely furnish the Government with a copy of all the technical information obtained during the performance of the Oil Operations in the Contract Area including, but not limited to geophysical and geological data, seismic magnetic tapes, processed seismic sections and the pertinent terrain-related data, gravimetric and magnetic records, in a form that could be reproduced, if applicable, copies of the original geophysical reports (in a form that could be reproduced) of all electrical logs of each well drilled by Contractor, including the final log of each well and copy of the drilling final report, samples of drill cores and chutes and copies of their analysis, results of production tests and any other information obtained by Contractor in connection with records or interpretations of any kind of data, without limitation.

EIGHTEEN. ARTICLE EIGHTEEN. CONTRACT TERMINATION. Eighteen.One. Without prejudice to the provisions of Article Fifteen.One, this Contract shall terminate if any of the following events occur: Eighteen.One.One. Upon expiration of any exploration period during the Exploration Stage if Contractor decides to finally suspend all the operations in the Contract Area and gives thirty-day written notice to the Minister to that effect. Eighteen.One.Two. Upon termination of the exploration stage unless Contractor is authorized to keep one or more areas under the Contract, as stated in Article Three.Five. Eighteen.One.Three. If at any time during the validity term of this Contract, Contractor stops performing any of the substantial obligations assumed under the Contract without justified cause, and the Government has given Notice and the breach has not been remedied by Contractor according to Article Nineteen. In this case, the termination shall be declared by judicial decision. Eighteen.One.Four. After thirty-five years of validity of this Contract have elapsed in accordance with Article Three.One. Eighteen.One.Five. If the exploration stage has finished and Contractor returns the Government all Field Exploitation Areas and those areas that are under the conditions described in Article Five.Five. Eighteen.One.Six. If the Government exercises the option of terminating the Contract as stated in Article Three.Four. Eighteen.Two. If the Contract is terminated during the exploration stage, Contractor shall return the Contract Area to the Government, and shall be exempt from all subsequent rights and obligations in that respect, except for the contractual obligations corresponding to the exploration period in force at that time. Simultaneously, Contractor shall be entitled to freely dispose of and use all equipment, machineries and facilities used in the Exploration Operation, according to the applicable legislation. Eighteen.Three. If the Contract terminates after the exploration stage is started, Contractor shall return the Contract Area and transfer to the Government, free of charge and on an “as is” basis, all production wells and necessary fixtures to keep the area under the same operability conditions exiting at that time including, but not limited to camps, flow lines, storage reservoir, pumping stations, communication systems and compressor stations, and Contractor’s properties where any of the above-mentioned facilities are located. The foregoing provisions shall also apply to the Oil Pipeline and the Oil Terminal Facilities built under this Contract if, within a maximum term of three years counted as from the

Contract termination date, Contractor neither sells nor leases the properties to third parties for a period exceeding five years for their use at the place they are located. If the properties are sold or leased, the Government or a third party, as the case may be, shall be entitled to use the Oil Pipeline and the Oil Terminal Facilities to transport the Oil of the Contract Area up to a maximum equal to the average of the Monthly Average Production per Day of the Contract Area. This shall be calculated on the basis of the previous five production years to the Contract termination date, and the Government or the third party shall pay the proportional part of the stated operational costs. However, if at the Contract termination date, a third party is using the Oil Pipeline and/or the Oil Terminal Facilities, the Government’s right shall be limited to the capacity effectively available in these facilities at that time and shall be entitled to use afterwards the capacities that become available up to the maximum limit stated above. The above-mentioned right shall be exercised for a maximum period of twenty years from the Contract termination date, and shall forfeit if the Government or a third party, as the case may be, fails to exercise that right within the first five years from that date. Eighteen.Three.One. Contractor may decide, subject to the applicable legislation, to sell or export materials, equipment, tools, machineries, spare parts and other goods other than those stated in Article Eighteen.Three, which were purchased by Contractor within the last five years before the Contract termination and which are located in Chile. In this case, the Government shall have the first purchase option which shall be exercised within sixty days from the date of notice of its decision by paying the commercial value of such goods at the transfer date. If the Government fails to exercise the option, Contractor may sell, export or otherwise dispose of such goods. Eighteen.Three.Two. The goods not included in Article Eighteen.Three.One, belonging to Contractor and used in Chile for the performance of Oil Operations, as well as those goods included in Article Eighteen.Three.One not sold, exported or otherwise disposed of by Contractor, shall be transferred to the Government free of charge and the Government shall accept them on an “as is” basis and at the place they are found. Eighteen.Three.Three. Real estate and buildings not included in Article Eighteen.Three shall not be subject to this Article Eighteen. Eighteen.Four. In the case of a particular field, the Exploitation Operations shall end: (i) When the maximum term for such operations as stated in Article Three.Six, expires; (ii) if Contractor interrupts or reduces the Hydrocarbon production of that field to less than ten per cent of the Maximum Efficient Production then applicable to that field, for more than six consecutives months and without authorization of the Government except for Force Majeure or well-founded technical reasons given by Contractor and accepted by the Coordination Committee; (iii) if the Contractor stops performing any of the substantial obligations related to that field under the Contract without a good reason, and the Government has given Notice and the breach has not been remedied by Contractor according to Article Nineteen; and (iv) by Contractor’s own decision after giving six-month written notice to the Government to that effect. Once the Exploitation Operations of a certain field are finished, the Government shall take possession of the field and of all the machineries and fixings directly and exclusively related to the field.

NINETEEN. ARTICLE NINETEEN. BREACH. Nineteen.One. If one of the Parties (“First Party”) considers that the other Party has failed to perform any of his obligations under this Contract, shall give written notice to the other Party (“Second Party”) stating the details of the alleged breach. Upon receipt of said notice, the Second Party may request for a meeting within the next ten days after receipt of notice to discuss the alleged breach. After that meeting or once a period of ten days has expired, the First Party may issue a notice of breach. Nineteen.Two. If Notice has been served regarding an alleged breach, the Second Party shall remedy the alleged breach without delay or, if this is related to an obligation that, due its nature, cannot be reasonably remedied without delay, the Second Party shall promptly make his best endeavors to remedy the breach until it is solved. However, if the Notice indicates that Contractor has stopped performing the obligations set forth in Article Four.Two and Four.Three, or the commitment referred to in Article Three.Four herein, the period of time Contractor shall have to remedy the breach shall not exceed ninety days from the date of Notice. If the alleged breach is not remedied within the period of time applicable under this Article Nineteen.Two, the First Party may exercise his rights under Article Eighteen.One.Three, in the case of a substantial obligation, or the other rights the party is entitled to exercise under the Contract or the Chilean laws in case of substantial obligations or other obligations. The substantial obligations include, but not limited to the obligations under Articles Four.Two, Four.Three and the commitment referred to in Article Three.Four. Nineteen.Three. If the Second Party considers that there was no breach, that Party shall inform the First Party that he is remedying the breach

“Under Protest”. If the Second Party remedies the breach Under Protest, that Party shall have the right to exercise the rights set forth in Article Sixteen to verify the existence of the breach. If according to Article Sixteen, it is finally determined that no breach has occurred, the First Party shall pay the actual costs and expenses incurred by the Second Party to remedy the alleged breach, together with the interest payable on said costs and expenses at the highest rate allowed by the Chilean law or twelve per cent a year, whichever is less. In order to determine the costs and expenses incurred in national currency, these costs and expenses in national currency shall be calculated in equivalent United States Dollars at the average free banking exchange rate or any other exchange rate that may replace it and prevailing at the date the costs or expenses are effectively incurred.

TWENTY. ARTICLE TWENTY. GUARANTEE OF THE MAIN OFFICE. Twenty.One. Contractor’s Partners shall submit the Government within sixty days following the declaration of their first Commercially Exploitable Field, a declaration from their respective Main Offices guaranteeing the timely financial support to the pertinent Branch for the latter to duly perform the obligations for the Exploitation Operations. Twenty.Two. For the purposes of Articles Eight.One.Three, Eight.One.Four, Eight.One.Five, Eleven.Three and Twenty.One, “companies controlled by the Government” shall mean the state-owned companies or the companies in which the Government —whether directly or through another legal person— controls more than fifty per cent of the voting share capital or of the capital, if it is not a stock company.

TWENTY-ONE. ARTICLE TWENTY-ONE. EXCEPTIONS APPLICABLE TO PRE-EXISTING WELLS. Twenty-one. One. From the Contract Date, Contractor shall be entitled to perform Evaluation Activities in Pre-existing Oil and Natural Gas Wells included in the Contract Area. Depending on the results of such activities, Contractor shall be entitled to declare the evaluated well(s) as a Commercially Exploitable Field. ANNEX ELEVEN includes a list of the Pre-existing Wells. Twenty-one. Two. During the Evaluation Activities of Pre-existing Wells, Contractor shall be entitled to receive his remuneration from any Oil and Natural Gas production according to Article Eight of the Contract. Twenty-one.Three. During the course of the Evaluation Activities, Contractor shall be entitled to burn the associated natural gas for a maximum period of thirty running days or at intervals. Twenty-one.Four. The provisions of this Contract which are not expressly modified by this Article Twenty-one, shall remain unaltered and shall be fully applicable to the Pre-existing Wells.

TWENTY-TWO. ARTICLE TWENTY-TWO. NOTICES AND COMMUNICATIONS. Twenty-two.One. All notices and communications required or sent by one of the Parties to the other shall be sent by telex or fax to the following addresses: To the Government: Ministry of Mining. Teatinos 120, Piso 9, Santiago, Chile. Fax number: 56-2-6884229. To Contractor: GEOPARK CHILE LIMITED, Florida 981, Piso 2 (C1005AAS), Buenos Aires, Argentina. Attention: Mr. JAMES F. PARK, President. Fax number: 54114312-8883. With copy to: GEOPARK CHILE LIMITED’s legal representative, Aylwin Attorneys, Avda. Isidora Goyenechea 3162, Oficina 801, Las Condes, Santiago, Chile, Attention: Mr. PEDRO AYLWIN CHIORRINI. Fax number: 56-2-2456636. Twenty-two.Two. For all purposes of this Contract, any of the Parties may change their fax numbers or the person stated above to whom the communications shall be sent upon ten-day notice to the other Party.- ANNEX ONE through ANNEX ELEVEN, singularized before, are registered under the notary public protocol before Notary Public Mrs. Antonieta Mendoza Escalas on this date under the number six hundred eighty-six.

LEGAL CAPACITIES: The appointment of Mr. ALFONSO DULANTO RENCORET in his capacity as MINISTER OF MINING, and acting on behalf of the GOVERNMENT OF CHILE, is evidenced under Decree number cero nine issued by the Ministry of Internal Affairs on the seventh day of January, two thousand and two. The legal capacity of Mr. PEDRO ENRIQUE AYLWIN CHIORRINI, to represent GEOPARK CHILE LIMITED, is evidenced under notarized document issued on the eighth day of August, two thousand and two, in Bermuda, duly granted before the Notary Public of Santiago. Mrs. Antonieta Mendoza Escalas, under record number six thousand thirty-seven/two thousand and two, on the tenth day of September, two thousand and two. The legal capacity of Mr. ENRIQUE DÁVILA ALVEAL, to represent EMPRESA NACIONAL DEL PETROLEO, is evidenced under public deed granted on March 1, two thousand and five, before the Santiago Notary Public Mr. José Musalem Saffie. In witness whereof, after this document is read, the appearing parties sign it. A copy of this document is given to the parties. I attest.

/s/ Alfonso Dulanto Rencoret
Alfonso Dulanto Rencoret
Ministry of Mining
acting on behalf of the
GOVERNMENT OF CHILE

/s/ Pedro Enrique Aylwin Chiorrini
Pedro Enrique Aylwin Chiorrini
on behalf of
GEOPARK CHILE LIMITED

/s/ Enrique Davila Alveal
Enrique Davila Alveal
on behalf of
EMPRESA NACIONAL DEL PETROLEO